                                                                     EXHIBIT 4.1



                                  $900,000,000


                     AMENDED AND RESTATED CREDIT AGREEMENT


                          dated as of November 4, 1994


                                     among


                        NAVISTAR FINANCIAL CORPORATION,


                            THE BANKS LISTED HEREIN,


                         THE CO-ARRANGERS LISTED HEREIN


                                      and


                         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK,
                            as Administrative Agent,


                           amending and restating the


                     Amended and Restated Credit Agreement


                           dated as of April 26, 1993

                               TABLE OF CONTENTS1

                                                                                                                            PAGE
                                                                                                                            ----
                                                           ARTICLE I

                                                           DEFINITIONS

    SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
    SECTION 1.02.  Accounting Terms and Classifications   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    SECTION 1.03.  Types of Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
    SECTION 1.04.  Debt Ratings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29


                                                           ARTICLE II

                                                 EFFECTIVENESS OF THIS AMENDMENT

    SECTION 2.01.  Conditions to Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
    SECTION 2.02.  Consequences of Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
    SECTION 2.03.  Notice of Amendment Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34


                                                             ARTICLE III

                                                         THE REVOLVING CREDIT

    SECTION 3.01.  Commitments to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    SECTION 3.02.  Notice of Committed Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
    SECTION 3.03.  Money Market Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
    SECTION 3.04.  Notice to Banks; Funding of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
    SECTION 3.05.  Conditions to Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
    SECTION 3.06.  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
    SECTION 3.07.  Maturity of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
    SECTION 3.08.  Interest Rates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
    SECTION 3.09.  Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    SECTION 3.10.  Optional Termination or Reduction of Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    SECTION 3.11.  Mandatory Termination of Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
    SECTION 3.12.  Optional Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
    SECTION 3.13.  General Provisions as to Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
    SECTION 3.14.  Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
    SECTION 3.15.  Computation of Interest and Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52





- -------------

    (1)This Table of Contents is not a part of this Amendment or the Amended Credit Agreement.

                                                                                                                            PAGE
                                                                                                                            ----
    SECTION 3.16.  Withholding Tax Exemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52


                                                             ARTICLE IV

                                                       CHANGE IN CIRCUMSTANCES
                                                     AFFECTING FIXED RATE LOANS

    SECTION 4.01.  Basis for Determining Interest Rate Inadequate or Unfair   . . . . . . . . . . . . . . . . . . . . . .   53
    SECTION 4.02.  Illegality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
    SECTION 4.03.  Increased Cost and Reduced Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
    SECTION 4.04.  Base Rate Loans Substituted for Affected Fixed Rate Loans  . . . . . . . . . . . . . . . . . . . . . .   57
    SECTION 4.05.  Substitution of Bank   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57


                                                              ARTICLE V

                                                   REPRESENTATIONS AND WARRANTIES

    SECTION 5.01.  Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
    SECTION 5.02.  Corporate Authorization; No Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
    SECTION 5.03.  Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
    SECTION 5.04.  Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
    SECTION 5.05.  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
    SECTION 5.06.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    SECTION 5.07.  Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
    SECTION 5.08.  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
    SECTION 5.09.  Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
    SECTION 5.10.  Retail and Wholesale Notes Secured; Perfection Against Assignors   . . . . . . . . . . . . . . . . . .   63
    SECTION 5.11.  Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
    SECTION 5.12.  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
    SECTION 5.13.  Not an Investment Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64


                                                             ARTICLE VI

                                                              COVENANTS

    SECTION 6.01.  Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
    SECTION 6.02.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
    SECTION 6.03.  Conduct of Business; Maintenance of Existence.   . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
    SECTION 6.04.  Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69

                                                                                                                            PAGE
                                                                                                                            ----
    SECTION 6.05.  Inspection of Property, Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
    SECTION 6.06.  Investment of Available Liquid Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
    SECTION 6.07.  Loss Reserves; Dealer Guidelines   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
    SECTION 6.08.  Serviced Wholesale Portfolio Quality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
    SECTION 6.09.  Serviced Retail Portfolio Quality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
    SECTION 6.10.  Debt to Asset Test   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
    SECTION 6.11.  Leverage   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
    SECTION 6.12.  Minimum Consolidated Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
    SECTION 6.13.  Fixed Charge Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
    SECTION 6.14.  Sales of Receivables   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
    SECTION 6.15.  Prepayments of Subordinated Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
    SECTION 6.16.  Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
    SECTION 6.17.  No Fundamental Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
    SECTION 6.18.  Intercompany Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
    SECTION 6.19.  Transactions With Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
    SECTION 6.20.  Subsidiary Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
    SECTION 6.21.  Hedging  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   89


                                                             ARTICLE VII

                                                              DEFAULTS

    SECTION 7.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
    SECTION 7.02.  Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96


                                                           ARTICLE VIII

                                                      THE ADMINISTRATIVE AGENT

    SECTION 8.01.  Appointment and Authorization; Limitations on Responsibility   . . . . . . . . . . . . . . . . . . . .   97
    SECTION 8.02.  Administrative Agent and Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
    SECTION 8.03.  Action by Administrative Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
    SECTION 8.04.  Consultation with Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
    SECTION 8.05.  Liability of Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
    SECTION 8.06.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
    SECTION 8.07.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
    SECTION 8.08.  Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
    SECTION 8.09.  Successor Administrative Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
    SECTION 8.10.  Co-arrangers Not Liable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100

                                                                                                                           PAGE
                                                                                                                           ----
                                                                   ARTICLE IX

                                                                  MISCELLANEOUS


    SECTION 9.01.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
    SECTION 9.02.  No Waiver; Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
    SECTION 9.03.  Expenses; Fees; Documentary Taxes; Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . .  101
    SECTION 9.04.  Sharing of Set-Offs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
    SECTION 9.05.  Amendments and Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
    SECTION 9.06.  Good Faith Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
    SECTION 9.07.  Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
    SECTION 9.08.  Consent to NFC Security Amendment, Intercompany Security Amendments,
                   Amendment to NFRRC Intercompany Advance Agreement and Release of
                   NFSC Seller Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
    SECTION 9.09.  Limitation on Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    SECTION 9.10.  Severalty of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    SECTION 9.11.  Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    SECTION 9.12.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    SECTION 9.13.  New York Law; Submission to Jurisdiction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    SECTION 9.14.  WAIVER OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110
    SECTION 9.15.  Counterparts; Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110

Schedule 1     -        Pricing Schedule

Schedule 2     -        Asset Base Calculation

Schedule 3     -        Calculation for Certain Funding Losses

Schedule 4     -        Participation Fees

Schedule 5     -        Special Purpose Subsidiary Provisions
                        Relating to Navistar Leasing

Exhibit A      -        Form of Note

Exhibit B-1    -        Form of Notice of Committed Borrowing for
                        New Money Borrowings

Exhibit B-2    -        Form of Notice of Committed Borrowing for
                        Refunding Borrowings

Exhibit C      -        Form of Money Market Quote Request

Exhibit D      -        Form of Invitation for Money Market Quotes

Exhibit E      -        Form of Money Market Quote

Exhibit F      -        Form of Notice of Money Market Borrowing

Exhibit G      -        Form of Amended Parents' Side Agreement

Exhibit H      -        Form of Report of Statistical Information

Exhibit I      -        Form of Quarterly Compliance Certificate

Exhibit J      -        Form of Subordination Provisions

Exhibit K-1    -        Form of Opinion of Counsel for the Credit Parties

Exhibit K-2    -        Form of Opinion of Special Counsel for the Credit Parties

Exhibit L      -        Form of Opinion of Special Counsel for the Administrative Agent

Exhibit M      -        Form of Assignment and Assumption Agreement

Exhibit N-1    -        Form of NFC Security Amendment

Exhibit N-2    -        Composite copy of the NFC Security Agreement, as amended
                        and supplemented by the NFC Security Amendment

Exhibit O-1    -        Form of Intercompany Security Agreement for Special
                        Purpose Subsidiaries

Exhibit O-2    -        Form of Intercompany Security Agreement for Other Subsidiaries

Exhibit P      -        Form of Amendment to the Harco Leasing Security Agreement

Exhibit Q      -        Form of Amendment to the Harco Insurance Security Agreement

Exhibit R      -        Form of Amendment to the NFSC Security Agreement

Exhibit S      -        Form of Amendment to the NFRRC Security Agreement

Exhibit T      -        Form of Amendment to the TRIP Security  Agreement

Exhibit U      -        Form of Consent of Non-continuing Bank

                     AMENDED AND RESTATED CREDIT AGREEMENT

             AMENDMENT dated as of November 4, 1994, amending and restating the Amended and Restated Credit Agreement dated as of April 26, 1993 among Navistar Financial Corporation, a Delaware corporation, the banks and co-agents party thereto and Morgan Guaranty Trust Company of New York, as operating agent, as amended prior to the Amendment Effective Date, as defined herein (the "Existing Credit Agreement"), among:

             (i)  Navistar Financial Corporation,

            (ii)  the Banks and the Co-arrangers party hereto,

    and

           (iii) Morgan Guaranty Trust Company of New York, as Administrative Agent for the Banks,


                              W I T N E S S E T H:


             WHEREAS, the parties hereto desire to amend the Existing Credit Agreement as set forth herein and, for convenience, to set forth in one document the text of the Existing Credit Agreement, as amended by this Amendment;

             NOW, THEREFORE, the parties hereto agree that, upon satisfaction of the conditions set forth in Section 2.01 below, the Existing Credit Agreement will be amended and restated to read in full as follows:


                                   ARTICLE I

                                  DEFINITIONS

             SECTION 1.01. Definitions. As used in this Agreement, the following terms have the following respective meanings:

             "ABCP Liquidity Facility Agreement" means a Liquidity Agreement among the ABCP Trust, certain banks and co-arrangers and Chemical Bank, as administrative agent, substantially in the form of the most recent draft thereof delivered to the Banks on or before November 3, 1994, as such agreement may be amended or supplemented from time to time.

             "ABCP Receivables Purchase Agreement" means a Receivables Purchase Agreement between the ABCP Trust and TRIP, substantially in the form of the most recent draft thereof delivered to the Banks on or before November 3, 1994, as such agreement may be amended or supplemented from time to time.

             "ABCP Transaction Documents" means the ABCP Liquidity Facility Agreement, the Warehousing Facility Agreement, the ABCP Receivables Purchase Agreement and the other "Basic Documents" as defined in the ABCP Liquidity Facility Agreement.

             "ABCP Trust" means the trust created or to be created pursuant to the ABCP Trust Agreement.

             "ABCP Trust Agreement" means a Trust Agreement between TRIP and Chemical Bank Delaware, as owner trustee, substantially in the form of the most recent draft thereof delivered to the Banks on or before November 3, 1994, as such agreement may be amended or supplemented from time to time.

             "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 3.03.

             "Accounts" means, as the context may require, (i) all assets of the types classified under the heading "Accounts" in Note 5 to the Base Consolidated Financials or (ii) the aggregate Unpaid Balances thereof.

             "Adjusted CD Rate" has the meaning specified in Section 3.08(b).

             "Adjusted London Interbank Offered Rate" has the meaning specified in Section 3.08(c).

             "Administrative Agent" means Morgan, in its capacity as Administrative Agent for the Banks under this Agreement, or any successor Administrative Agent appointed pursuant to Section 8.09.

             "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent in connection with this Agreement and submitted to the Administrative Agent (with a copy thereof to Navistar Financial) duly completed by such Bank.

             "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

             "Agreement" means, when used with reference to this Agreement, the Amended and Restated Credit Agreement dated as of April 26, 1993 among Navistar Financial, the banks and co-agents party thereto and Morgan, as operating agent, as amended from time to time, including, with reference to any time on or after the Amendment Effective Date, the Amended Credit Agreement.

             "Amended Credit Agreement" means the Existing Credit Agreement, as amended and restated by this Amendment, and as further amended from time to time after the Amendment Effective Date.

             "Amended Parents' Side Agreement" means the Amended and Restated Parents' Side Agreement dated as of April 26, 1993 by Navistar International and Navistar Transportation for the benefit of the Banks, as amended from time to time, including, with reference to any time on or after the Amendment Effective Date, such agreement as amended and restated as of the Amendment Effective Date, substantially in the form of Exhibit G hereto, and as such agreement may thereafter be further amended or supplemented from time to time.

             "Amendment" means, when used with respect to this Amendment, this Amendment dated as of November 4, 1994 amending and restating the Existing Credit Agreement.

             "Amendment Effective Date" means the date on which this Amendment becomes effective pursuant to Section 2.01.

             "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

             "Assessment Rate" has the meaning specified in Section 3.08(b).

             "Asset Base" means as of any date an amount determined in accordance with Schedule 2 hereto as of such date.

             "Assignee" has the meaning set forth in Section 9.07(c).

             "Available Liquid Assets" has the meaning specified in Section
6.06.

             "Bank" means each bank listed on the signature pages of this Amendment as having a Commitment under this Agreement on the Amendment Effective Date, each Assignee which becomes a Bank after the Amendment Effective Date pursuant to Section 4.05 or 9.07(c), and their respective successors.

             "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, or any successor statute.

             "Base Consolidated Financials" means the statement of consolidated financial condition of Navistar Financial and its then Consolidated Subsidiaries as of October 31, 1993 and the related statements of consolidated income and retained earnings and consolidated cash flow for the Fiscal Year then ended, together with the notes thereto, included in the 1993 Annual Report and reported on by Deloitte & Touche.

             "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

             "Base Rate Loan" means a Committed Loan made or to be made as a Base Rate Loan pursuant to the applicable Notice of Committed Borrowing or
Article IV.

             "Base Rate Margin" has the meaning specified in Section 3.08(a).

             "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group; provided that the term "Benefit Arrangement" shall not include any employee benefit plan maintained solely for employees or former employees of the former Wisconsin Steel Division of Navistar Transportation or any successor thereto.

             "Borrowing" has the meaning set forth in Section 1.03.

             "Capital Loans to Dealers" means loans and advances made by Navistar Financial and its Subsidiaries to dealers in products manufactured, assembled or sold by Navistar Transportation or any Subsidiary of Navistar Transportation, except (i) loans evidenced by Serviced Wholesale Notes or Serviced Wholesale Accounts, (ii) loans evidenced by Dealer's Leased Truck Notes or Dealer's Rental Truck Notes and (iii) loans evidenced by Dealer's Equipment Notes.

             "Capitalized Lease Obligation" means any lease obligation of a lessee which, in accordance with generally accepted accounting principles (including without limitation Statement of Financial Accounting Standards No.
13), is or should be capitalized on the books of the lessee. For purposes of this Agreement, the amount of such obligation is the capitalized amount thereof determined in accordance with such principles.

             "CD Base Rate" has the meaning specified in Section 3.08(b).

             "CD Loan" means a Committed Loan made or to be made as a CD Loan pursuant to the applicable Notice of Committed Borrowing.

             "CD Margin" has the meaning specified in Section 3.08(b).

             "CD Reference Banks" means, subject to the provisions of Section 9.07(f), The Bank of Nova Scotia, NationsBank of North Carolina, N.A., and Morgan.

             "Co-arrangers" means the Banks listed as Co-arrangers on the signature pages hereof, each in its capacity as a Co-arranger of the credit facility provided under this Agreement.

             "Collateral" means (i) the "Collateral" as defined in the NFC Security Agreement and (ii) all of the collateral on which a Lien is granted to Navistar Financial under each Intercompany Security Agreement, or any of the foregoing.

             "Collateral Trustee" means Bankers Trust Company, in its capacity as trustee under the NFC Security Agreement, or any successor trustee thereunder.

             "Combined Retail Losses to Liquidations Ratio" has the meaning specified in Section 6.09.

             "Commitment" means, with respect to each Bank, (i) the amount set forth opposite the name of such Bank on the signature pages of this Amendment (or, in the case of an Assignee which becomes a Bank after the Amendment Effective Date pursuant to Section 4.05 or 9.07(c), the amount of the assignor's Commitment assigned to it), in each case as such amount may be reduced or increased from time to time pursuant to Section 3.10, 3.11, 4.05 or 9.07(c), or (ii) if the context so requires, the obligation of such Bank to make Loans to Navistar Financial under this Agreement.

             "Committed Loan" means a loan made by a Bank pursuant to Section 3.01.

             "Consolidated Subsidiary" means at any time any Subsidiary of Navistar Financial which is or should be consolidated with Navistar Financial at such time for purposes of Navistar Financial's consolidated financial statements, in accordance with generally accepted accounting principles as in effect on October 31, 1993.

             "Consolidated Tangible Net Worth" means at any date the consolidated stockholder's equity of Navistar Financial and its Consolidated Subsidiaries less, without duplication, (i) all Debt Discount Adjustments (if any) applicable to Debt of Navistar Financial and its Consolidated Subsidiaries, (ii) their consolidated Intangible Assets and (iii) all Redeemable Preferred Stock (if any), all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholder's equity) of (A) all Investments in Subsidiaries of Navistar Financial other than Consolidated Subsidiaries, (B) all Investments in Harco Insurance to the extent that the aggregate carrying value thereof on Navistar Financial's books exceeds $57,000,000 and (C) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

             "Credit Documents" means, collectively, this Agreement, the Notes and the Security Documents.

             "Credit Party" means, collectively, Navistar Financial, Harco Leasing, Navistar Leasing, Harco Insurance, NFSC, NFRRC and TRIP, and each other Subsidiary of Navistar

Financial from time to time required to enter into a Security Document pursuant to Section 6.14(a) or 6.20(c).

             "Customary Securitization Undertaking" means, with respect to any Person, any obligation of such Person under a Permitted Receivables Document that is of a type customarily arising on the part of a seller or servicer of receivables in securitization transactions of the same general type as the transaction contemplated by such Permitted Receivables Document, including without limitation, any obligation to (A) purchase or repurchase Receivables or related assets upon the occurrence of certain events, (B) service Receivables or related assets, (C) fund a spread or reserve account at the time of the sale of Receivables, rights to receive income therefrom or undivided interests therein or (D) indemnify other Persons; provided that the term "Customary Securitization Undertaking" shall not include any obligation to the extent that it (i) results from credit losses on receivables or (ii) constitutes a direct obligation of such Person to repay any Debt issued or incurred by any other Person or to indemnify any Person for losses resulting from the nonpayment of any such Debt or to provide additional capital to, or maintain the financial condition or otherwise support the credit of, the obligor in respect of such Debt (except any obligation to provide additional funds to NFRRC under the promissory note dated December 16, 1991 of Navistar Financial in the amount of $16,366,674 issued to NFRRC or any obligation to provide additional funds to TRIP under the Capital Contribution Agreement dated as of April 26, 1993 between Navistar Financial and TRIP, in each case, as in effect on November 4,
1994).

             "Dealer's Equipment Note" means a Retail Note, signed by (i) a dealer in products manufactured, assembled or sold by Navistar Transportation or any Subsidiary of Navistar Transportation or (ii) an Affiliate of any such dealer, to finance the purchase of equipment used by such dealer in connection with the business of selling, distributing, leasing or renting one or more trucks, buses or trailers or related parts and equipment; provided that such Retail Note is secured by a perfected security interest in the equipment financed thereby.

             "Dealer's Leased Truck Note" means a Retail Note, signed by (i) a dealer in products manufactured, assembled or sold by Navistar Transportation or any Subsidiary of Navistar Transportation or (ii) an Affiliate of any such dealer, to finance a truck or trailer that is leased to a Person (other than any such dealer or an Affiliate of any such dealer) for a term longer than one year; provided that such Retail Note is secured by a perfected security interest in both (A) the truck or trailer and (B) the lessor's rights under the lease of such truck or trailer.

             "Dealer's Rental Truck Note" means a Retail Note, signed by (i) a dealer in products manufactured, assembled or sold by Navistar Transportation or any Subsidiary of Navistar Transportation or (ii) an Affiliate of any such dealer, to finance a truck or trailer that is available for rent, or is rented, to others; provided that the term "Dealer's Rental Truck Note" shall not include any Dealer's Leased Truck Note.

             "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Debt of others Guaranteed by such Person and (v) all obligations (absolute or contingent) of such Person to reimburse issuers of letters of credit, surety bonds or similar obligations for payments made to repay, purchase or otherwise retire any Debt referred to in the foregoing clauses (i) through (iv).

             "Debt Discount Adjustment" means at any time, with respect to any interest-bearing Debt for Borrowed Money of Navistar Financial or any Consolidated Subsidiary, the amount (if any) by which (i) the full outstanding principal amount of such Debt for Borrowed Money exceeds (ii) the amount of the liability reflected on the books of Navistar Financial or such Consolidated Subsidiary with respect to such Debt for Borrowed Money. Without limiting the generality of the foregoing, it is understood that the concept of a "Debt Discount Adjustment" would not apply to non-interest bearing commercial paper issued at a discount or "zero coupon" bonds.

             "Debt for Borrowed Money" means the types of Debt referred to in clauses (i) and (ii) of the definition of "Debt".

             "Debt Rating" means, at any time, a credit rating assigned to the senior unsecured long-term debt securities of Navistar Financial without the benefit of third-party credit enhancement or, if no such unsecured debt securities are then outstanding, a credit rating assigned to the publicly-traded senior long-term debt securities of Navistar Financial without the benefit of third-party credit enhancement that are secured under the NFC Security Agreement solely because the holders of such debt securities are entitled to be equally and ratably secured with the Banks thereunder.

             "Default" means any condition or event which constitutes an Event of Default or with the giving of notice or lapse of time or both would, unless cured, become an Event of Default.

             "Dollars" and "$" mean lawful money of the United States of America.

             "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Chicago or New York City are authorized or required by law to close.

             "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank has designated or may designate as its Domestic Lending Office by notice to Navistar Financial and the Administrative Agent; provided that any Bank may from time to time by notice to Navistar Financial and the Administrative Agent designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references in this Agreement to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Domestic Loans" means CD Loans or Base Rate Loans or both.

             "Domestic Reserve Percentage" has the meaning specified in Section 3.08(b).

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

             "ERISA Group" means Navistar Financial and all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with Navistar Financial, are treated as a single employer under Section 414 of the Internal Revenue Code.

             "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

             "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it has designated or may designate as its Euro-Dollar Lending Office by notice to Navistar Financial and the Administrative Agent.

             "Euro-Dollar Loan" means a Committed Loan made or to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Committed Borrowing.

             "Euro-Dollar Margin" has the meaning specified in Section 3.08(c).

             "Euro-Dollar Reference Banks" means, subject to the provisions of
Section 9.07(f), the principal London offices of Swiss Bank Corporation, The Northern Trust Company and Morgan.

             "Euro-Dollar Reserve Percentage" has the meaning specified in
Section 3.08(c).

             "Event of Default" has the meaning specified in Section 7.01.

             "Excluded Asset" means (x) with respect to NFRRC, the "Subordination Spread Account" (as defined in the Navistar Financial Grantor Trusts Standard Terms and Conditions of Agreement effective December 1, 1991 between NFRRC and Navistar Financial and incorporated by reference in the 1991 NFRRC Pooling and Servicing Agreement) established in connection with the 1991 NFRRC Trust, any funds or other assets required to be held in such Subordination Spread Account pursuant to the 1991 NFRRC Pooling and Servicing Agreement and (y) with respect to any Special Purpose Subsidiary, any asset of such Special Purpose Subsidiary that is permitted to be excluded from the Lien of the Intercompany Security Agreement to which such Special Purpose Subsidiary is a party pursuant to the proviso to Section 6.14(a)(i).

             "Excluded Cash" has the meaning specified in Section 6.06.

             "Excluded Subsidiaries" has the meaning specified in Section 6.06.

             "Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of April 26, 1993 among Navistar Financial, the banks and co-agents party thereto and Morgan, as operating agent, as amended prior to the Amendment Effective Date.

             "Existing NFC Security Agreement" means the Security, Pledge and Trust Agreement dated as of April 26, 1993 between Navistar Financial and the Collateral Trustee, as amended prior to the Amendment Effective Date.

             "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan (for its own account) on such day on such transactions as determined by the Administrative Agent.

             "Federal Priority Lien" means (i) any Lien in respect of unpaid taxes or assessments (other than a Permitted Tax Lien) filed by any federal taxing authority against, or otherwise affecting the assets of, Navistar Financial or any of its Subsidiaries or (ii) any Lien arising under Title I or Title IV of ERISA filed under Section 6323(a) of the Internal Revenue Code (or any successor provision) against, or otherwise affecting the assets of, Navistar Financial or any of its Subsidiaries.

             "Fiscal Quarter" means any fiscal quarter of Navistar Financial.

             "Fiscal Year" means any fiscal year of Navistar Financial.

             "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 4.01) or any combination of the foregoing.

             "Guarantee" by any Person means any agreement, undertaking or arrangement, binding in law, by which such

Person guarantees or becomes contingently liable with respect to any Debt of any other Person (whether directly, or indirectly by way of an agreement to purchase assets, goods, obligations, securities or services, or to provide funds for payment, or to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), it being understood that "Guarantee" shall not include any Customary Securitization Undertaking of such Person. The term "Guarantee" used as a verb has a correlative meaning.

             "Harco Insurance" means Harco National Insurance Company, a New York corporation, and its successors.

             "Harco Insurance Security Agreement" means the Secured Escrow Agreement dated as of April 26, 1993 between Harco Insurance and Navistar Financial, as in effect on the Amendment Effective Date, together with any counterpart thereof or any additional documents or instruments executed and delivered pursuant to Section 6.03(ii) in connection with any merger of Harco National Insurance Company and Harco National Insurance Company of Illinois after the Amendment Effective Date, as such agreement, documents and instruments may be amended or supplemented from time to time as permitted by
Section 6.18.

             "Harco Insurance Services" means Harco Insurance Services, Inc., a Wisconsin corporation, and its successors.

             "Harco Leasing" means Harco Leasing Company, Inc., a Delaware corporation, and its successors.

          "Harco Leasing Assignment" means the Blanket Assignment dated November 1, 1981 from Harco Leasing to Navistar Financial, in the form delivered to the Banks prior to November 3, 1994, as such assignment may be amended or supplemented from time to time as permitted by Section 6.18.

             "Harco Leasing Security Agreement" means the Intercompany Security Agreement dated as of April 26, 1993 between Harco Leasing and Navistar Financial, as such agreement may be amended or supplemented from time to time as permitted by Section 6.18.

             "hereunder", "hereby", "herein" and "hereof" refer to this Agreement as a whole (including the exhibits attached hereto) and not merely to the specific section or clause in which such word appears.

             "Incumbent Board" has the meaning specified in Section 7.01(k).

             "Initial Commitment" means, with respect to any Bank, such Bank's initial commitment to make Loans under this Amended Credit Agreement, as reflected in such Bank's commitment letter delivered to Navistar Financial, with a copy to the Administrative Agent, on or before October 13, 1994.

             "Intercompany Loan Agreements" means each agreement from time to time creating or evidencing any Debt owing from time to time to Navistar Financial from one of its Subsidiaries, as each such agreement may be amended from time to time as permitted by Section 6.18.

             "Intercompany Security Agreements" means the Harco Leasing Security Agreement, the Harco Leasing Assignment, the Navistar Leasing Security Agreement, the Harco Insurance Security Agreement, the NFSC Security Agreement, the NFRRC Security Agreement, the TRIP Security Agreement and each other security agreement entered into after the Amendment Effective Date between Navistar Financial and a Subsidiary of Navistar Financial pursuant to Section 6.14(a) or 6.20(c), as each such agreement may be amended or supplemented from time to time as permitted by Section 6.18.

             "Intercompany Security Amendments" means amendments to the Harco Leasing Security Agreement, the Harco Insurance Security Agreement, the NFSC Security Agreement, the NFRRC Security Agreement and the TRIP Security Agreement, in the respective forms of Exhibits P through T hereto.

             "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as Navistar Financial may elect in the applicable Notice of Borrowing; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of the relevant calendar month; and

             (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as Navistar Financial may elect in the applicable Notice of Borrowing; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as Navistar Financial may elect in accordance with Section 3.03; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest

    Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

             (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as Navistar Financial may elect in accordance with Section 3.03; provided that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

             "Interest Rate Agreement" has the meaning specified in the NFC Security Agreement.

             "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

             "Investment" means any investment in any Person, whether made by means of a loan, advance, purchase of obligations or securities, capital contribution or otherwise.

             "Junior Lien" means any Lien on any Collateral (i) that does not rank equal or prior to the Lien on such Collateral created under the relevant Security Document (and would not so rank with the passage of time or if Navistar Financial, the Collateral Trustee and the other Secured Parties had actual knowledge or notice of such Lien) and (ii) the existence of which does not interfere with the administration of any of the Collateral or the enforcement of any Lien created under any Security Document in the manner contemplated thereby; provided that, without limiting the generality of the foregoing, no Lien filed pursuant to Title I or Title IV of ERISA or Section 6323 of the Internal Revenue Code (or any successor provisions) shall be deemed to be a Junior Lien.

             "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 3.03.

             "Lien" means, with respect to any asset, (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or (ii) the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

             "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

             "London Interbank Offered Rate" has the meaning specified in
Section 3.08(c).

             "Majority Banks" means Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have expired or been terminated, Banks holding more than 50% in aggregate unpaid principal amount of the Notes.

             "Marketable Securities" means (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States, (ii) commercial paper issued in the United States which is rated at least A-1 by S&P or P-1 by Moody's, (iii) commercial paper issued in the United States which is rated by at least two nationally recognized rating organizations and is not rated below the two highest categories by any such rating organization, (iv) time deposits with any Eligible Bank that is located in a UCC Deposit Account Jurisdiction (as defined in the NFC Security Agreement), (v) certificates of deposit issued by any Eligible Bank, (vi) drafts accepted by any Eligible Bank or any other negotiable instrument guaranteed or endorsed with full recourse by any Eligible Bank, (vii) securities as to which ownership or the existence of a security interest is evidenced by a book entry rather than a certificate, which securities represent an interest or interests in any investment fund of any Eligible Bank and are rated in the highest category by Moody's or S&P, (viii) repurchase agreements with respect to Marketable Securities of the types specified in the foregoing clauses (i), (v) and (vi), provided that the Collateral Trustee or its agent (in the case of any such repurchase agreement entered into by Navistar Financial), or Navistar Financial or its agent (in the case of any such repurchase agreement entered into by a Subsidiary of Navistar Financial that is not an Excluded

Asset), takes immediate physical possession of such Marketable Securities (or, in the case of securities as to which ownership or the existence of a security interest is evidenced by a book entry, Navistar Financial complies with the provisions of Section 4.02(c) of the NFC Security Agreement, or such Subsidiary complies with the applicable provisions of the Intercompany Security Agreement to which it is a party, as the case may be) and any confirmations related thereto when Navistar Financial or such Subsidiary, as the case may be, enters into such repurchase agreements, and (ix) commercial paper issued in Canada and either (x) rated in the highest category by at least one rating organization nationally recognized in Canada or (y) guaranteed by any Person whose commercial paper is issued in the United States and rated as described in clause (ii) or (iii) above; provided that (a) all such obligations, commercial paper, certificates of deposit, drafts, instruments and repurchase agreements are denominated in Dollars, (b) each such obligation, certificate of deposit, draft and instrument (including those subject to repurchase agreements) matures within six months after it is acquired by Navistar Financial or any of its Subsidiaries, (c) each item of such commercial paper (including those subject to repurchase agreements) matures within three months after it is acquired by Navistar Financial or any of its Subsidiaries and (d) if any such obligation, commercial paper, certificate of deposit, draft, instrument or repurchase agreement (other than any Excluded Asset), or any obligor with respect thereto, is located outside the United States, the Collateral Trustee shall have received an Opinion of Counsel (as defined in the NFC Security Agreement) to the effect that, upon the acquisition thereof by Navistar Financial or any of its Subsidiaries, the Collateral Trustee (and, in the case of any such acquisition by a Subsidiary of Navistar Financial, Navistar Financial) will have a perfected security interest (or its equivalent under the laws of the relevant jurisdiction) therein. For purposes of this definition, "Eligible Bank" means any bank or trust company that has capital, surplus and undivided profits aggregating at least $500,000,000 (or the equivalent amount in another currency) and (i) whose short-term certificates of deposit are rated at least A-1 by S&P or P-1 by Moody's or (ii) is a Bank.

             "Master Intercompany Agreement" means the Master Intercompany Agreement dated as of April 26, 1993 between Navistar Financial and Navistar Transportation, in the form thereof delivered to the Banks before November 3, 1994, as such agreement may be amended from time to time as permitted by
Section 6.18.

             "Material Plan" means at any time a Plan or Plans that have aggregate Unfunded Liabilities in excess of $10,000,000.

             "MBD Receivables Purchase Agreement" means the Amended and Restated Purchase Agreement dated as of April 26, 1993 among TRIP, Navistar Financial, the purchasers and the co-agents party thereto and J. P. Morgan Delaware, as administrative agent, as such agreement may be amended or supplemented from time to time.

             "month" means a calendar month.

             "Money Market Absolute Rate" has the meaning specified in Section 3.03(d).

             "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

             "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to Navistar Financial and the Administrative Agent; provided that any Bank may from time to time by notice to Navistar Financial and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the rate applicable to Base Rate Loans pursuant to Section 4.01).

             "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

             "Money Market Margin" has the meaning set forth in Section 3.03(d).

             "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 3.03.

             "Moody's" means Moody's Investors Service, Inc.

             "Morgan" means Morgan Guaranty Trust Company of New York.

             "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period; provided that the term "Multiemployer Plan" shall not include any employee benefit plan to which contributions are or were being made or accrued solely in respect of employees or former employees of the former Wisconsin Steel Division of Navistar Transportation or any successor thereto.

             "Navistar Financial" means Navistar Financial Corporation, a Delaware corporation, and its successors.

             "Navistar International" means Navistar International Corporation, a Delaware corporation, and its successors.

             "Navistar Leasing" means Navistar Leasing Corporation, a Delaware corporation, and its successors.

             "Navistar Leasing Security Agreement" means an Intercompany Security Agreement between Navistar Leasing and Navistar Financial, substantially in the form of Exhibit O-1 hereto (with such changes, consistent with the provisions of Exhibit O-2 hereto as may be applicable), as such agreement may be amended or supplemented from time to time as permitted by
Section 6.18.

             "Navistar Transportation" means Navistar International Transportation Corp., a Delaware corporation, and its successors.

             "Net Losses on Serviced Retail Notes" has the meaning specified in
Section 6.09.

             "NFC Security Agreement" means the Security, Pledge and Trust Agreement dated as of April 26, 1993 between Navistar Financial and the Collateral Trustee, as amended from time to time, including, with reference to any time on or after the Amendment Effective Date, such agreement as amended and supplemented as of the Amendment Effective Date pursuant to the NFC Security Amendment and as such agreement may thereafter be further amended or supplemented from time to time.

             "NFC Security Amendment" means an amendment, amending and supplementing the Existing NFC Security Agreement as of the Amendment Effective Date, substantially in the form of Exhibit N-1 hereto.

             "NFRRC" means Navistar Financial Retail Receivables Corporation, a Delaware corporation, and its successors.

             "NFRRC Clean-up Event" means the repurchase by NFRRC or Navistar Financial, or the payment in full, of all Receivables sold by NFRRC to the 1991 NFRRC Trust.

             "NFRRC Intercompany Advance Agreement" means the Intercompany Advance Agreement dated as of December 16, 1991 between NFRRC and Navistar Financial, as amended by the Amended and Restated Intercompany Advance Agreement dated as of May 3, 1994 between NFRRC and Navistar Financial, in the form thereof delivered to the Banks prior to November 3, 1994, as such agreement may be amended from time to time as permitted by Section 6.18.

             "NFRRC Security Agreement" means the Intercompany Security Agreement dated as of April 26, 1993 between NFRRC and Navistar Financial, as such agreement may be amended or supplemented from time to time as permitted by
Section 6.18.

             "NFSC" means Navistar Financial Securities Corporation, a Delaware corporation, and its successors.

             "NFSC Security Agreement" means the Intercompany Security Agreement dated as of April 26, 1993 between NFSC and Navistar Financial, as such agreement may be amended or supplemented from time to time as permitted by
Section 6.18.

             "1991 NFRRC Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of December 1, 1991 among NFRRC, Navistar Financial and The Bank of New York, as Trustee, as in effect on November 4, 1994.

             "1991 NFRRC Trust" means the Navistar Financial 1991-1 Grantor Trust created by NFRRC pursuant to the 1991 NFRRC Pooling and Servicing Agreement.

             "1993 Annual Report" means the Navistar Financial 1993 Annual Report, in the form delivered to the Banks prior to November 3, 1994.

             "Non-continuing Bank" means any bank that is a party to the Existing Credit Agreement on November 4, 1994 but is not a party to this Agreement.

             "Notes" means promissory notes of Navistar Financial, substantially in the form of Exhibit A hereto, evidencing the obligation of Navistar Financial to repay the Loans, and "Note" means any of such promissory notes.

             "Notice of Borrowing" means a Notice of Committed Borrowing or a Notice of Money Market Borrowing; provided that, when used with respect to loans made under the Existing Credit Agreement, the term "Notice of Borrowing" has the meaning specified in Section 3.02 thereof.

             "Notice of Committed Borrowing" has the meaning specified in
Section 3.02.

             "Notice of Money Market Borrowing" has the meaning specified in
Section 3.03(f).

             "Office" has the meaning specified in Section 9.06(b).

             "Option 2 Cap" means an interest rate cap agreement entered into by Navistar Financial pursuant to Section 5.2 of the Warehousing Facility Agreement satisfying the requirements of Section 5.2(b) thereof.

             "Parent" means, with respect to any Bank, any Person controlling such Bank.

             "Participant" has the meaning set forth in Section 9.07(b).

             "Past Due Serviced Retail Notes" has the meaning specified in
Section 6.09.

             "Past Due Serviced Wholesale Receivables" has the meaning specified in Section 6.08.

             "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

             "Permitted Receivables Document" means any document to which Navistar Financial or any Subsidiary of Navistar Financial is a party that (i) complies with the provisions of Section 6.20(a) and (ii) relates to a sale or transfer by Navistar Financial or such Subsidiary of Receivables, undivided interests therein or rights to receive income therefrom; provided that such sale or transfer is made or to be made in accordance with Section 6.14, to the extent applicable thereto.

             "Permitted Tax Lien" means any of the following: (i) any Lien in respect of unpaid taxes or assessments (other than income taxes and any other taxes for which Affiliates of Harco Insurance or Harco Insurance Services are jointly and severally liable) filed against, or otherwise affecting the assets of, Harco Insurance or Harco Insurance Services; (ii) any Junior Lien securing obligations of Navistar Financial or any of its Subsidiaries in respect of taxes or assessments that is created by any order of attachment, distraint, execution or similar legal process in connection with court proceedings, so long as (A) the asset subject to such Lien has not been foreclosed upon or otherwise seized, attached or levied against or put up for sale and (B) no action has been taken by the holder of the obligation secured by such Lien, or any Person acting on behalf of such holder, to foreclose upon the asset subject to such Lien unless such action is dismissed or stayed within 30 days; (iii) any Junior Lien in respect of taxes, assessments or other governmental charges which are not yet due or are being contested in good faith by appropriate proceedings; and (iv) any Lien on marketable securities or equipment not covered by the foregoing clauses (i) through (iii) that is permitted by Section 6.16(a)(ix) or Section 6.16(c)(iv).

             "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

             "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees or former employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees or former employees of any Person which was at such time a member of the ERISA Group; provided that the term "Plan" shall not include any employee benefit plan maintained solely for employees or former employees of the former Wisconsin Steel Division of Navistar Transportation or any successor thereto.

             "Preferred Stock" of any Person means shares of any class of capital stock of such Person (no matter how designated) having a preference over shares of any other class of capital stock of such Person with respect to the payment of dividends or with respect to any liquidation or dissolution of such Person.

             "Prime Rate" means the rate of interest publicly announced by Morgan in New York City from time to time as its Prime Rate.

             "Receivables" means, as the context may require, either (i) all assets of the types classified under the heading "Finance Receivables" on the statement of consolidated financial condition included in the Base Consolidated Financials or (ii) the aggregate Unpaid Balances thereof.

             "Redeemable Preferred Stock" means Preferred Stock of Navistar Financial which is required, or at the option of the holder may be required, to be redeemed or repurchased at any time.

             "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks, provided that, for purposes only of Section 9.07(f), the term "Reference Banks" shall include each Schedule 3 Reference Bank (as defined on Schedule 3 hereto).

             "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of the Committed Loans of any Bank.

             "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have expired or been terminated, Banks holding at least 66 2/3% in aggregate unpaid principal amount of the Notes.

             "Restricted Payment" has the meaning specified in Section 6.19(c).

             "Retail Accounts" means, as the context may require, (i) all Accounts, except Wholesale Accounts, or (ii) the aggregate Unpaid Balances of such Accounts.

             "Retail Notes" means, as the context may require, either (i) all assets of the types classified under the subheading "Truck" under the heading "Retail notes and lease financing" in Note 5 to the Base Consolidated Financials or (ii) the aggregate Unpaid Balances thereof; provided that the term "Retail Notes" shall include notes payable to Navistar Financial by Harco Leasing or Navistar Leasing and shall not include the related leases between Harco Leasing or Navistar Leasing and their respective lessees.

             "Retail Receivables" means Retail Notes and Retail Accounts.

             "S&P" means Standard & Poor's Ratings Group.

             "Secured Obligations" has the meaning specified in the NFC Security Agreement.

             "Secured Parties" has the meaning specified in the NFC Security Agreement.

             "Security Documents" means, collectively, the NFC Security Agreement and each Intercompany Security Agreement.

             "Senior Officer" means the president, any vice president, the treasurer or the controller of Navistar Financial.

             "Senior Secured Obligations" has the meaning specified in Section 6.16(a).

             "Serviced Retail Accounts" means at any time, as the context may require, (i) all outstanding Retail Accounts which Navistar Financial (or any Subsidiary of Navistar Financial) owns at such time or which Navistar Financial (or any such Subsidiary) has theretofore sold and continues to have an economic interest in (through a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (ii) the Unpaid Balances thereof.

             "Serviced Retail Liquidations" has the meaning specified in
Section 6.09.

             "Serviced Retail Notes" means at any time, as the context may require, (i) all outstanding Retail Notes which Navistar Financial, NFRRC, TRIP or any other Subsidiary of Navistar Financial owns at such time or which Navistar Financial, NFRRC, TRIP or any other Subsidiary of Navistar Financial has theretofore sold and continues to have an economic interest in (through a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (ii) the Unpaid Balances thereof.

             "Serviced Retail Receivables" means Serviced Retail Notes and Serviced Retail Accounts.

             "Serviced Wholesale Accounts" means at any time, as the context may require, (i) all outstanding Wholesale Accounts which Navistar Financial, NFSC or any other Subsidiary of Navistar Financial owns at such time or which Navistar Financial, NFSC or any other Subsidiary of Navistar Financial has theretofore sold and continues to have an economic interest in (through a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (ii) the Unpaid Balances thereof.

             "Serviced Wholesale Notes" means at any time, as the context may require, (i) all outstanding Wholesale Notes which Navistar Financial, NFSC or any other Subsidiary of Navistar Financial owns at such time or which Navistar Financial, NFSC or any other Subsidiary of Navistar Financial has theretofore sold and continues to have an economic interest in (through ownership of a seller certificate, a right to receive payment of deferred purchase price, an undivided interest in a trust or otherwise) at such time or (ii) the Unpaid Balances thereof.

             "Serviced Wholesale Receivables" means Serviced Wholesale Notes and Serviced Wholesale Accounts.

             "Special Purpose Subsidiary" means (i) any Subsidiary of Navistar Financial existing on November 4, 1994 or thereafter organized, the sole business of which is to acquire Receivables and related rights from Navistar Financial and to transfer or pledge such Receivables and related rights or rights to receive income therefrom as a means of financing Navistar Financial's business and to engage in other activities that are incidental thereto and (ii) Navistar Leasing, so long as it (A) is a Subsidiary of Navistar Financial and
(B) has a certificate of incorporation or amended certificate of incorporation that limits its corporate activities substantially as set forth on Schedule 5 hereto.

             "Subordinated Debt" means Debt for Borrowed Money of Navistar Financial that is by its terms expressly subordinated to all Secured Obligations (except Subordinated Secured Obligations) pursuant to subordination provisions at least as favorable to the holders of such Secured Obligations as the subordination provisions set forth in Exhibit J hereto, or other subordination provisions approved in writing by the Required Banks.

             "Subordinated Secured Obligations" means at any time (i) the 8-7/8% Senior Subordinated Notes of Navistar Financial due November 15, 1998 if they are then outstanding and (ii) any other Secured Obligations then outstanding that are subordinated to the Notes and to each other Secured Obligation that is not by its terms subordinate and junior to other indebtedness of Navistar Financial, pursuant to subordination provisions at least as favorable to the Banks and the holders of such other Secured Obligations as those set forth in Exhibit J hereto.

             "Subsidiary" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

             "Supermajority Banks" means at any time Banks having at least 85% of the aggregate amount of the Commitments or, if the Commitments shall have expired or been terminated, Banks holding at least 85% in aggregate unpaid principal amount of the Notes.

             "Tax Allocation Agreement" means the Tax Allocation Agreement effective October 1, 1981 between and among Navistar Transportation and certain of its Subsidiaries, as amended, in the form thereof delivered to the Banks before November 3, 1994 and as such agreement may be further amended and supplemented from time to time as permitted by Section 6.18.

             "Tax Payment" has the meaning specified in Section 6.19(c).

             "Termination Date" means October 31, 1998.

             "Third Party Senior Obligations" means at any date the sum, without duplication, of (i) the aggregate principal or face amount of all Debt of Navistar Financial outstanding on such date except (x) Subordinated Debt and
(y) Debt owing by Navistar Financial to Navistar International, Navistar Transportation or any of their respective Subsidiaries, (ii) the aggregate amount of all Debt Discount Adjustments applicable to Debt included in clause
(i) as of such date and (iii) the aggregate amount of all other Secured Obligations outstanding on such date except (x) Subordinated Secured Obligations and (y) obligations in respect of Interest Rate Agreements.

             "(Three-Month Total)", when used with respect to any type of Receivables (or portions thereof) at the end of any month, means the sum of the aggregate Unpaid Balances of such type of Receivables (or portions thereof) at the end of such month and at the end of each of the immediately preceding two months.

             "Total Consolidated Debt" has the meaning specified in Section
6.11.

             "TRIP" means Truck Retail Instalment Paper Corp., a Delaware corporation, and its successors.

             "TRIP Receivables Purchase Agreement" means the Intercompany Purchase Agreement dated as of April 26, 1993 between Navistar Financial and TRIP, as such agreement may be amended or supplemented from time to time.

             "TRIP Security Agreement" means the Intercompany Security Agreement dated as of April 26, 1993 between TRIP and Navistar Financial, as such agreement may be amended or supplemented from time to time as permitted by
Section 6.18.

             "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan or, if such Plan has then been terminated, the date of such termination; but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

             "Unpaid Balance" means at any time (i) with respect to any Serviced Retail Note, the unpaid amount thereof at such time, including all finance income, whether or not earned, and other amounts due or to become due thereunder, except interest payments not already included in scheduled installments, late payment charges, delinquency charges, extension fees and collection fees, (ii) with respect to any Serviced Wholesale Note (or installment thereof), the unpaid principal amount thereof at such time and
(iii) with respect to any Serviced Wholesale Account or Serviced Retail Account, the net balance of such Account at such time.

             "Unpaid NITC Amount" has the meaning specified in Section 6.19(c).

             "Warehousing Collateral" means the collateral securing Warehousing Debt pursuant to the Warehousing Facility Agreement, including without limitation, any spread account or reserve required to be established under the

Warehousing Facility Agreement; provided that in no event will the TRIP Holdback or the TRIP Residual Interest (in each case as defined in Schedule 2 hereto) constitute Warehousing Collateral.

             "Warehousing Debt" means as of any date Debt of TRIP owing to the ABCP Trust under the Warehousing Facility Agreement with respect to which (i) no Credit Party (other than TRIP) has any liability, absolute or contingent, direct or indirect, provided that, for purposes of the foregoing, no Credit Party shall be deemed to have any liability with respect to any such Debt solely as a result of any Customary Securitization Undertaking of such Credit Party, and (ii) recourse for payment thereof is expressly limited to the Warehousing Collateral.

             "Warehousing Facility Agreement" means a Loan and Security Agreement between TRIP and the ABCP Trust, substantially in the form of the most recent draft thereof delivered to the Banks on or before November 3, 1994, as such agreement may be amended or supplemented from time to time.

             "Wholesale Accounts" means, as the context may require, (i) all Accounts with respect to which the obligor is (A) a dealer in or distributor of products manufactured, assembled or sold by Navistar Transportation or any Subsidiary of Navistar Transportation or (B) a manufacturer which incorporates, in its products, products manufactured, assembled or sold by Navistar Transportation or any Subsidiary of Navistar Transportation or (ii) the aggregate Unpaid Balances of such Accounts.

             "Wholesale Notes" means, as the context may require, (i) all assets of the types classified under the heading "Wholesale notes" in Note 5 to the Base Consolidated Financials or (ii) the aggregate Unpaid Balances thereof.

             "Wholesale Receivables" means Wholesale Notes and Wholesale
Accounts.

             SECTION 1.02. Accounting Terms and Classifications; Interpretation. (a) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting classifications and determinations hereunder shall be made, and all amounts relevant in determining whether Navistar Financial is complying with the covenants contained herein shall be calculated, in accordance with generally accepted accounting principles as in effect on October 31, 1993, applied on a basis consistent with the Base Consolidated Financials. All financial statements delivered to the Banks hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the Base Consolidated Financials except for changes approved by Navistar Financial's independent public accountants; provided that, if any such change results in a material difference from statements prepared in accordance with the accounting principles used in preparing the Base Consolidated Financials, the financial statements and compliance certificates delivered pursuant to Section 6.01 after such change occurs shall be accompanied by reconciliations of such differences.

             (b) References in this Agreement to the term "sale" with respect to any transfer of Receivables, rights to receive income therefrom or undivided interests therein are deemed to include any transfer which purports to be a sale on the face of the agreement governing such transfer, without regard to whether such transfer would constitute a "true sale" under applicable legal principles. The terms "sell" and "sold" have correlative meanings.

             SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to Navistar Financial pursuant to Article III on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article III under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 3.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 3.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).

             SECTION 1.04. Debt Ratings. For all purposes of this Agreement, including without limitation, Schedule 1 hereto, if a debt rating (including any Debt Rating) of any relevant securities by S&P, Moody's or any other nationally recognized rating organization is required to be at or above a specified level, then:

             (i) if the rating organization issuing such debt rating shall have changed its system of classifications after November 4, 1994, the requirement will be met if the debt rating by such rating agency is at or above the new rating which most closely corresponds to the specified level under the old rating system;

        (ii) a change in such debt rating will become effective for purposes of such requirement on the Domestic Business Day following the date on which the relevant rating agency publicly announces such change;

       (iii) in the case of any rating of short-term debt securities by S&P, a rating of A-1+ shall be deemed to be the same "category" as a rating of A-1;

        (iv) in the case of any rating of short-term debt securities by Duff & Phelps Credit Rating Co., a rating of D-1+ shall be deemed to be the same "category" as a rating of D-1; and

         (v) in the case of any rating of short-term debt securities by Fitch Investors Service Inc., a rating of F-1+ shall be deemed to be the same "category" as a rating of F-1.

                                   ARTICLE II

                        EFFECTIVENESS OF THIS AMENDMENT

             SECTION 2.01. Conditions to Effectiveness. This Amendment shall become effective on the date on which all of the following conditions to effectiveness shall be satisfied or waived in accordance with Section 9.05 (but shall not become effective unless such date is before November 30, 1994):

             (a) the Administrative Agent shall have received from each of Navistar Financial, the Banks, the Co-arrangers and the Administrative Agent (i) a counterpart of this Amendment signed by such party or (ii) a telex or facsimile transmission stating that such party has signed a counterpart of this Amendment and sent it to the Administrative Agent;

             (b) the Administrative Agent shall have received a duly executed Note for the account of each Bank dated on or before the Amendment Effective Date complying with the provisions of Section 3.06;

             (c) the Amended Parents' Side Agreement shall have been duly executed and delivered by Navistar International and Navistar
    Transportation and shall be in full force and effect on the Amendment Effective Date and the Administrative Agent shall have received an executed copy thereof;

             (d) (i) each of the NFC Security Amendment, the Navistar Leasing Security Agreement and the Intercompany Security Amendments shall have been duly executed and delivered by each of the parties thereto and shall be in full force and effect on the Amendment Effective Date and the Administrative Agent shall have received an executed copy of each of the foregoing, (ii) the Collateral Trustee shall have received (A) stock certificates representing all of the capital stock of Navistar Leasing, (B) all promissory notes evidencing Intercompany Debt (as defined in the NFC Security Agreement) payable by Navistar Leasing to Navistar Financial and
    (C) all Special Purpose Subsidiary Certificates (as defined in the NFC Security Agreement) issued to NFRRC, TRIP or NFSC and not previously delivered to the Collateral Trustee, in each case, duly endorsed or accompanied by duly executed and undated instruments of transfer and assignment in blank so as to be in suitable form for transfer by endorsement and delivery by the Collateral Trustee, (iii) all other action reasonably requested by the Collateral Trustee to create, preserve, perfect, confirm or validate the Liens under the Security Documents shall have been taken and (iv) Navistar Leasing shall have duly executed and delivered the Tax Allocation Agreement and the Administrative Agent shall have received an executed copy thereof;

             (e) the Administrative Agent shall have received certified copies of resolutions of the board of directors of each of the Credit Parties authorizing the execution, delivery and performance by such Credit Party of the Credit Documents and Intercompany Security Amendments to which it is a party and, in the case of Navistar Financial, this Amendment and the NFC Security Amendment;

             (f) (A) no Default (as defined in the Existing Credit Agreement) shall have occurred and be continuing on the Amendment Effective Date, (B) no Default (as defined in this Amended Credit Agreement) shall have occurred and be continuing on the Amendment Effective Date, (C) the representations and warranties of each Credit Party contained in each Credit Document (other than the Existing Credit Agreement) and each Intercompany Security Amendment to which it is a party and, in the case of Navistar Financial, the NFC Security Amendment shall be true and correct on and as of the Amendment Effective Date; and (D) the Administrative Agent shall have received a certificate signed by a Senior Officer to the effect set forth in the foregoing subclauses (A), (B) and (C) and to the effect that the conditions specified in clauses (c), (d) and (r) of this Section have been satisfied as of the Amendment Effective Date;

             (g) the Administrative Agent shall have received a certificate setting forth the name and certifying the genuine signature of each officer of each Credit Party authorized to sign the Credit Documents to which it is a party and amendments thereto, and to effect transactions under the Credit Documents to which it is a party, and authorizing the Administrative Agent and the Banks to rely conclusively on such certificate until notified by Navistar Financial to the contrary;

             (h) the Administrative Agent shall have received certified copies of resolutions of the board of directors of Navistar Transportation authorizing the execution, delivery and performance by Navistar Transportation of the Amended Parents' Side Agreement;

             (i) the Administrative Agent shall have received a certificate setting forth the name and certifying the genuine signature of each officer of Navistar Transportation authorized to sign the Amended Parents' Side Agreement;

             (j) the Administrative Agent shall have received certified copies of resolutions of the board of directors of Navistar International authorizing the execution, delivery and performance by Navistar International of the Amended Parents' Side Agreement;

             (k) the Administrative Agent shall have received a certificate setting forth the name and certifying the genuine signature of each officer of Navistar International authorized to sign the Amended Parents' Side Agreement;

             (l) the Administrative Agent shall have received from William W. Jones, General Counsel of Navistar Financial, an opinion substantially in the form of Exhibit K-1 hereto, accompanied by a copy of each opinion of other counsel referred to therein;

             (m) the Administrative Agent shall have received from Kirkland & Ellis, special counsel for the Credit Parties, an opinion substantially in the form of Exhibit K-2 hereto, accompanied by a copy of each opinion of other counsel referred to therein;

             (n) the Administrative Agent shall have received from Davis Polk & Wardwell, special counsel for the Administrative Agent, an opinion substantially in the form of Exhibit L hereto;

             (o) the Administrative Agent shall have received (i) for the account of the Banks, the fees payable on the Amendment Effective Date pursuant to Section 3.09(b) and (ii) for the account of each of the Administrative Agent and the Co-arrangers (or their affiliates) fees payable on the Amendment Effective Date in the amounts previously agreed between Navistar Financial and the Administrative Agent or such Co-arranger, as the case may be;

             (p) the Administrative Agent shall have received evidence satisfactory to it of payment of all amounts due and payable by Navistar Financial on the Amendment Effective Date under Section 9.03;

             (q) the Administrative Agent shall have received evidence satisfactory to it of the repayment in full, or arrangements satisfactory for the repayment in full, of all loans outstanding under the Existing Credit Agreement on the Amendment Effective Date, together with interest thereon accrued to such date and all commitment and other fees accrued under the Existing Credit Agreement to such date;

             (r) the ABCP Liquidity Facility Agreement shall have been duly executed and delivered by each of the parties thereto and shall be in full force and effect and the Administrative Agent shall have received an executed copy thereof;

             (s) the Administrative Agent shall have received evidence satisfactory to it of the termination of the commitments of the purchasers under the MBD Receivables Purchase Agreement;

             (t) the Administrative Agent shall have received the written consent of each Non-continuing Bank to this Amendment, in substantially the form of Exhibit U hereto;

             (u) the Administrative Agent shall have received copies, certified by a Senior Officer, of all consents, if any, necessary in connection with the execution and delivery of this Amendment and the performance of the Amended Credit Agreement;

             (v) the Administrative Agent shall have received a certificate of a Senior Officer to the effect that (i) there has been no amendment, waiver or modification of any provision of the Master Intercompany Agreement, the Tax Allocation Agreement or the NFRRC Intercompany Advance Agreement since the respective forms thereof delivered to the Banks before November 3, 1994 except any amendment of the Tax Allocation Agreement permitted under
    Section 6.14(a)(iii) entered into with respect to any Special Purpose Subsidiary in connection with the ABCP Transaction Documents and (ii) attached copies of such agreements being true, complete and correct copies thereof as in full force and effect on the Amendment Effective Date; and

             (w) the Administrative Agent shall have received all documents it may reasonably request relating to the existence of the Credit Parties, Navistar Transportation and Navistar International and the corporate authority for and validity of each of the Credit Documents and the Amended Parents' Side Agreement, all in form and substance satisfactory to it.

The certificates, opinions and consents referred to in items (e) through (n),
(u) and (v) above shall be dated the Amendment Effective Date.

             SECTION 2.02. Consequences of Effectiveness. (a) On the Amendment Effective Date the Existing Credit Agreement will be automatically amended to read as this Amended Credit Agreement reads.

             (b) On and after the Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions of this Amended Credit Agreement, and the rights and obligations of the parties under the Existing Credit Agreement with respect to the period prior to the Amendment Effective Date shall continue to be governed by the provisions thereof as in effect prior to the Amendment Effective Date except that (i) all loans outstanding under the Existing Credit Agreement shall be due and payable on the Amendment Effective Date, (ii) all interest and commitment fees accrued to but not including the Amendment Effective Date shall be due and payable on the Amendment Effective Date and (iii) the commitment of each Non-continuing Bank under the Existing Credit Agreement shall terminate on the Amendment Effective Date.

             SECTION 2.03. Notice of Amendment Effective Date. Promptly after this Amendment becomes effective, the

Administrative Agent shall notify Navistar Financial and each Bank of the fact that this Amendment is effective and of the Amendment Effective Date.


                                  ARTICLE III

                              THE REVOLVING CREDIT

             SECTION 3.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Amended Credit Agreement, to make loans to Navistar Financial from time to time on and after the Amendment Effective Date and before the Termination Date; provided that the aggregate outstanding principal amount of all Committed Loans made by such Bank under this Agreement shall not at any time exceed the amount of such Bank's Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 in the case of any Domestic Borrowing and $25,000,000 or any larger multiple of $1,000,000 in the case of any Euro-Dollar Borrowing (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.05(e)). Each Borrowing under this Section shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, Navistar Financial may borrow under this Section, repay, or to the extent permitted by Section 3.12, prepay Loans and reborrow under this Section at any time on and after the Amendment Effective Date and before the Termination Date.

             SECTION 3.02. Notice of Committed Borrowing. (a) Navistar Financial shall give the Administrative Agent notice, substantially in the form of Exhibit B-1 or B-2 hereto, as applicable (a "Notice of Committed Borrowing"), (i) no later than 11:00 A.M. (New York City time) on the date of each Base Rate Borrowing, (ii) no later than 10:00 A.M. (New York City time) on the second Domestic Business Day prior to each CD Borrowing and (iii) no later than 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day prior to each Euro-Dollar Borrowing, specifying:

              (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

             (ii) the aggregate amount of such Borrowing, which shall comply with the provisions of Section 3.01,

       (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans; provided that Loans to be made less than 30 days before the Termination Date shall not be CD Loans, and

        (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable to such Borrowing, subject to the provisions of the definition of "Interest Period".

If Navistar Financial wishes to borrow Loans of different types or different maturities on the same day, such Notice of Committed Borrowing shall include the foregoing information with respect to each such Borrowing. If any statement set forth in any numbered paragraph of any Notice of Committed Borrowing ceases to be true and correct at any time before the time of any Borrowing to which such Notice of Borrowing relates, Navistar Financial will give the Administrative Agent immediate notice thereof. Promptly upon receipt of such notice, the Administrative Agent shall notify each Bank of the contents thereof.

             (b) If, by 11:00 A.M. (New York City time) on the maturity date of any Borrowing outstanding under this Agreement, Navistar Financial has not given the Administrative Agent either (i) a Notice of Borrowing for a Borrowing on such maturity date pursuant to subsection (a) of this Section 3.02 or
Section 3.03(f) or (ii) a notice stating that Navistar Financial does not intend to borrow hereunder on such maturity date, then, notwithstanding the provisions of subsection (a) of this Section, Navistar Financial shall be deemed to have given the Administrative Agent a Notice of Committed Borrowing specifying that Navistar Financial intends to borrow on such maturity date an aggregate amount of Base Rate Loans equal to the aggregate outstanding principal amount of Loans maturing on such date.

             SECTION 3.03.  Money Market Borrowings.

             (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 3.01, at any time that Navistar Financial has Debt Ratings of BB or higher by S&P and Ba3 or higher by Moody's, Navistar Financial may, as set forth in this Section, request the Banks on and after the Amendment Effective Date and before the Termination Date to make Money Market Loans to Navistar Financial. The Banks may, but shall have no obligation to, make such offers and Navistar Financial may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

             (b) Money Market Quote Request. When Navistar Financial wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit C hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as Navistar Financial and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

             (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

            (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000 in the case of a Money Market Absolute Rate Borrowing and $25,000,000 or a larger multiple of $1,000,000 in the case of a Money Market LIBOR Borrowing,

           (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

            (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

Navistar Financial may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as Navistar Financial and the Administrative Agent may agree) of any other Money Market Quote Request.

             (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit D hereto, which shall constitute an invitation by Navistar Financial to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

             (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as Navistar Financial and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies Navistar Financial of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Section 3.05 and Article VII, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of Navistar Financial.

             (ii) Each Money Market Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:

             (A)  the proposed date of Borrowing,

             (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

             (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

             (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

             (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

             (iii)  Any Money Market Quote shall be disregarded if it:

             (A) is not substantially in conformity with Exhibit E hereto or does not specify all of the information required by subsection (d)(ii);

             (B) contains qualifying, conditional or similar language except as permitted by subsection (d)(ii)(B)(z) of this Section;

             (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

             (D)  arrives after the time set forth in subsection (d)(i).

             (e) Notice to Navistar Financial. The Administrative Agent shall promptly notify Navistar Financial of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money

Market Quote. The Administrative Agent's notice to Navistar Financial shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

             (f) Acceptance and Notice by Navistar Financial. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as Navistar Financial and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), Navistar Financial shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall be substantially in the form of Exhibit F hereto and shall specify the aggregate principal amount of offers for each Interest Period that are accepted. Navistar Financial may accept any Money Market Quote in whole or in part; provided that:

             (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

             (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000 in the case of a Money Market Absolute Rate Borrowing and $25,000,000 or a larger multiple of $1,000,000 in the case of a Money Market LIBOR Borrowing,

            (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

             (iv) Navistar Financial may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

If any statement set forth in any numbered paragraph of any Notice of Money Market Borrowing ceases to be true and correct at any time before the time of any Borrowing to which such Notice of Borrowing relates, Navistar Financial will give the Administrative Agent immediate notice thereof. Promptly upon receipt of such notice, the Administrative Agent shall notify each Bank whose Money Market Quote has been accepted in connection with such Borrowing of the contents of such notice.

             (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

             SECTION 3.04.  Notice to Banks; Funding of Loans.

             (a) Promptly after a Notice of Borrowing is given (or, pursuant to Section 3.02(b), deemed to have been given) to the Administrative Agent, the Administrative Agent shall notify each Bank of the contents thereof and of such Bank's ratable share (if any) of each Borrowing specified therein and such Notice of Borrowing shall not thereafter be revocable by Navistar Financial.

             (b) Not later than 1:00 p.m. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (d) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in
Section 3.05 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to Navistar Financial at the Administrative Agent's aforesaid address.

             (c) Unless the Administrative Agent receives notice from a Bank, at the Administrative Agent's address referred to in Section 9.01, prior to the date of any Borrowing (or in the case of a Base Rate Borrowing, prior to

12:00 noon (New York City time) on the date of such Borrowing), stating that such Bank will not make available its share of such Borrowing, the Administrative Agent shall be entitled to assume that such Bank will make its share available on the date of such Borrowing in accordance with subsections
(b) and (d) of this Section and, in reliance on such assumption, the Administrative Agent shall be entitled (but shall not be required) to make a corresponding amount available to Navistar Financial on such date. If the Administrative Agent makes such corresponding amount available and such Bank does not in fact make its share available on such date, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank or from Navistar Financial (and for such purpose shall be entitled to charge such amount to any account maintained by Navistar Financial with the Administrative Agent), in each case together with interest thereon, for each day from and including the date of such Borrowing to but excluding the date such funds are repaid to the Administrative Agent, at the Federal Funds Rate for such day; provided that, if the Administrative Agent determines that a higher rate is required to recover its cost of funding such corresponding amount and notifies such Bank and Navistar Financial of such higher rate, such interest shall be calculated at such higher rate. If the Administrative Agent recovers such amount from such Bank, then the corresponding amount made available by the Administrative Agent to Navistar Financial shall be treated as a Loan by such Bank to Navistar Financial as of the date it was made available to Navistar Financial. If the Administrative Agent recovers such amount from Navistar Financial, then such amount shall be treated as a temporary advance by the Administrative Agent to Navistar Financial pursuant to this subsection (c), and not as a Loan by such Bank.

             (d) If any Bank makes a new Loan hereunder on a day on which Navistar Financial is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Administrative Agent as provided in subsection (b) of this Section, or remitted by Navistar Financial to the Administrative Agent as provided in
Section 3.13(a), as the case may be.

             SECTION 3.05. Conditions to Borrowings. The obligation of each Bank to make a Loan on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

             (a) the fact that the Administrative Agent shall have received (or be deemed, pursuant to Section 3.02(b), to have received) a Notice of Borrowing as required by Section 3.02 or 3.03, as the case may be;

             (b) the fact that, immediately after such Borrowing, (A) in the case of a Refunding Borrowing, no Event of Default and no other Default referred to in clause (a) of Section 7.01 shall have occurred and be continuing and (B) in the case of any other Borrowing, no Event of Default specified in clause (f) or (g) of Section 7.01 and no Default referred to in any other clause of Section 7.01 shall have occurred and be continuing;

             (c) the fact that the representations and warranties of each Credit Party contained in the Credit Documents to which it is a party will be true on and as of the date of such Borrowing, except (A) in the case of any Borrowing, the representation and warranty set forth in Section 5.04(d) and (B) in the case of any Refunding Borrowing, the representations and warranties set forth in Section 5.05 and any other representation (except any representation set forth in Section 5.06 or 5.08 with respect to a Federal Priority Lien) as to which (1) the consequences of such representation being incorrect shall be susceptible of remedy in all material respects, (2) such Credit Party is diligently attempting to remedy such consequences and (3) no Event of Default specified in Section 7.01(g) with respect to such representation shall have occurred;

             (d) unless Navistar Financial shall have Debt Ratings of BBB- or higher by S&P and Baa3 or higher by Moody's, the fact that Third Party Senior Obligations shall not exceed the Asset Base immediately after such Borrowing but giving effect to any use of the proceeds thereof on the date of such Borrowing or on the next succeeding Domestic Business Day;

             (e) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments; and

             (f) with respect to any Money Market Borrowing, the fact that Navistar Financial shall have Debt Ratings of BB or higher by S&P and Ba3 or higher by Moody's.

             SECTION 3.06. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

             (b) Each Bank may, by notice given to Navistar Financial and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto, with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

             (c) Upon receipt of each Bank's Note pursuant to Section 2.01(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by Navistar Financial with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that any failure of any Bank to make any such recordation or endorsement, or any error in any such recordation or endorsement, shall not affect the obligations of Navistar Financial under this Agreement or under such Note. Each Bank is hereby irrevocably authorized by Navistar Financial so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

             SECTION 3.07. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

             SECTION 3.08. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Base Rate and the Base Rate Margin. The "Base Rate Margin" means a rate per annum determined in accordance with Schedule 1 hereto. Such interest shall be payable for each Interest Period on the last day thereof. Subject to subsection (h) of this Section, any overdue principal of and, to the extent permitted by law, overdue interest on any

Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate otherwise applicable to Base Rate Loans for such day.

             (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin plus the applicable Adjusted CD Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, 90 days after the first day thereof. Subject to subsection (h) of this Section, any overdue principal of and, to the extent permitted by law, overdue interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the higher of (i) the sum of the CD Margin plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

             "CD Margin" means a rate per annum determined in accordance with
Schedule 1 hereto.

             The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                  [ CDBR       ]*
        ACDR   =  [ ---------- ]  + AR
                  [ 1.00 - DRP ]

        ACDR   =  Adjusted CD Rate
        CDBR   =  CD Base Rate
         DRP   =  Domestic Reserve Percentage
         AR    =  Assessment Rate

    __________
    * The amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%


             The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the unpaid principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

             "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

             "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

             (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, three months after the first day thereof.

             "Euro-Dollar Margin" means a rate per annum determined in accordance with Schedule 1 hereto.

             The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

             The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

             "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

             (d) Subject to subsection (h) of this Section, any overdue principal of or, to the extent permitted by law, interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 1% plus the applicable Euro-Dollar Margin plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (ii) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause
(i) or (ii) of Section 4.01 shall exist, at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day).

             (e) Subject to Section 4.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 3.08(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 3.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 3.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.
Subject to subsection (h) of this Section, any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 1% plus the rate applicable to Base Rate Loans for such day.

             (f) The Administrative Agent shall determine each interest rate applicable to the Loans under this Agreement. The Administrative Agent shall give prompt notice to Navistar Financial and the participating Banks by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. If and when requested by Navistar Financial, the Administrative Agent shall advise Navistar Financial of the CD Base Rate quoted by each CD Reference Bank and the London Interbank Offered Rate quoted by each Euro-Dollar Reference Bank.

             (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section 3.08.
If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 4.01 shall apply.

             (h) Notwithstanding any other provision of this Section to the contrary, if (i) notice of any Federal Priority Lien shall have been filed and Navistar Financial is unable to borrow a Refunding Borrowing hereunder solely by reason of such filing, and (ii) the principal of any Loan shall become due within a period of 30 days after such filing and shall not be paid on the date when due, any interest accruing on such Loan between the day it becomes due and the end of such 30-day period shall be due and payable on the last day of such 30-day period.

             SECTION 3.09. Fees. (a) Navistar Financial shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with Schedule 1 hereto).
Such facility fee shall accrue (i) from and including the Amendment Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety) on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety on the daily aggregate outstanding principal amount of the Loans. Accrued facility fees shall be paid quarterly on each March 31, June 30, September 30 and December 31 and on the date when the Commitments terminate in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

             (b) On the Amendment Effective Date, Navistar Financial shall pay to the Administrative Agent for the account of each Bank a fee calculated by multiplying such Bank's Commitment by the applicable Participation Fee Percentage determined with reference to such Bank's Initial Commitment in accordance with Schedule 4 hereto.

             SECTION 3.10. Optional Termination or Reduction of Commitments. Navistar Financial may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate the Commitments at any time if no Loans are outstanding at such time, or ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $1,000,000 the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. Any such reduction or termination shall be permanent, and the Administrative Agent shall promptly notify each Bank of any such reduction or termination under this Section.

             SECTION 3.11. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

             SECTION 3.12. Optional Prepayments. (a) Subject in the case of any Fixed Rate Borrowing to Section 3.14, Navistar Financial may (i) upon notice to the Administrative Agent not later than 10:00 A.M. (New York City time) on the date of prepayment, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the rate applicable to Base Rate Loans pursuant to Section 4.01), (ii) upon at least two Domestic Business Days' notice to the Administrative Agent, prepay any CD Borrowing or (iii) upon at least two Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment (which shall be a Domestic Business Day, in the case of any prepayment of a Domestic Borrowing, and a Euro-Dollar Business Day, in the case of any prepayment of a Euro-Dollar Borrowing). Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

             (b) Except as provided in subsection (a) of this Section, Navistar Financial may not prepay all or any portion of the principal amount of any Money Market Loan before the maturity thereof.

             (c) Upon receiving a notice of prepayment under this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by Navistar Financial.

             SECTION 3.13. General Provisions as to Payments. (a) Except as provided in Section 3.04(d), Navistar Financial shall make each payment of principal of, and interest on, the Loans and of fees under this Agreement, not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.01 for the account of the Banks. The Administrative Agent will promptly distribute to each Bank its ratable share, if any, of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar

Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

             (b) Unless the Administrative Agent shall have received notice from Navistar Financial prior to the date on which any payment is due to the Banks hereunder that Navistar Financial will not make such payment in full, the Administrative Agent may assume that Navistar Financial has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that Navistar Financial shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

             SECTION 3.14. Funding Losses. (a) If Navistar Financial makes any payment of principal with respect to any CD Loan or Euro- Dollar Loan pursuant to Section 3.12 on any day other than the last day of the Interest Period applicable thereto and the applicable notice of prepayment shall contain a certification by a Senior Officer that such prepayment is required in order for Navistar Financial to comply with the covenant contained in Section 6.10, Navistar Financial shall pay to each Bank on demand an amount calculated as set forth in Schedule 3 hereto. The parties hereto agree that such amount is a reasonable estimate of the funding loss that will be incurred by each Bank in connection with any such prepayment and is not a penalty.

             (b) If (i) Navistar Financial makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article III, IV or VII or otherwise (except any prepayment to which subsection (a) of this Section applies) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 3.08(d), (ii) Navistar Financial fails to borrow or prepay any Fixed Rate Loan after notice has been given to any Bank in accordance with Section 3.04(a) or 3.12(c) or (iii) Navistar Financial requires a Bank to assign its rights with respect to any Fixed Rate Loan to a substitute Bank pursuant to Section 4.05 on any day other than the last day of the Interest Period applicable to such Loan, Navistar Financial shall reimburse each Bank on demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment or failure to borrow or required assignment, provided that such Bank shall have delivered to Navistar Financial a certificate as to the amount of such loss or expense.

             SECTION 3.15. Computation of Interest and Fees. Interest based on the Prime Rate under this Agreement shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

             SECTION 3.16. Withholding Tax Exemption. At least five Domestic Business Days before the first date on which interest or fees are payable under this Amended Credit Agreement for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of Navistar Financial and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of Navistar Financial and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Navistar Financial or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Navistar Financial and the Administrative Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.


                                   ARTICLE IV

                            CHANGE IN CIRCUMSTANCES
                           AFFECTING FIXED RATE LOANS

             SECTION 4.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or before the first day of any Interest Period for any Fixed Rate Borrowing:

             (i) the Administrative Agent is advised by the CD Reference Banks or the Euro-Dollar Reference Banks or the Majority Banks that deposits in Dollars (in the applicable amounts) are not being offered to such Banks in the relevant market for such Interest Period, or

            (ii) in the case of a Committed Borrowing, the Majority Banks advise the Administrative Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to Navistar Financial and the Banks, whereupon until the Administrative Agent notifies Navistar Financial that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless Navistar Financial notifies the Administrative Agent at least one Domestic Business Day before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has been given before the date of such suspension stating that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the rate applicable to Base Rate Loans for such day.

             SECTION 4.02. Illegality. If, on or after October 31, 1994 the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and Navistar Financial, whereupon the obligation of such Bank to make Euro-Dollar Loans shall be suspended until such Bank notifies Navistar Financial and the Administrative Agent that the circumstances giving rise to such suspension no longer exist. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, Navistar Financial shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, Navistar Financial shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

             SECTION 4.03. Increased Cost and Reduced Return. (a) If, on or after (x) October 31, 1994, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

              (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

             (ii) shall impose, modify or deem applicable any reserve, special deposit, deposit insurance assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage or Assessment Rate and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and if such Bank determines that the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then such Bank may calculate the additional amount or amounts which will compensate such Bank for such increased cost or reduction and deliver to Navistar Financial (with a copy to the Administrative Agent) a request for payment thereof accompanied by a statement setting forth the basis for calculating the amount requested (which may include any reasonable averaging and attribution methods). Navistar Financial shall pay the amount so requested directly to such Bank for the account of its Applicable Lending Office within 15 days after receiving such request and accompanying statement.

             (b) If any Bank shall determine that, on or after October 31, 1994, the adoption of any applicable law, guideline, rule or regulation regarding capital adequacy, or any change in any applicable law, guideline, rule or regulation regarding capital adequacy, or any change or clarification in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or its Parent's capital as a consequence of such Bank's undrawn Commitment to make Loans under this Agreement to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then such Bank may calculate the additional amount or amounts which will compensate such Bank (or its Parent) for such reduction and deliver to Navistar Financial (with a copy to the Administrative Agent) from time to time a request for payment thereof accompanied by a statement setting forth the basis for calculating the amount so requested (which may include any reasonable averaging and attribution methods). Navistar Financial shall pay such amount so requested directly to such Bank for the account of its Applicable Lending Office within 15 days after receiving such request and accompanying statement.

             (c) Each Bank will promptly notify Navistar Financial and the Administrative Agent of any event of which it has knowledge, occurring on or after October 31, 1994, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Any dispute between Navistar Financial and a Bank with respect to a request for compensation under this Section shall be settled, subject to the provisions of Section 9.06, by Navistar Financial directly with such Bank.

             SECTION 4.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 4.02 or (ii) any Bank has demanded compensation under Section 4.03 with respect to its CD Loans or Euro-Dollar Loans and Navistar Financial shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies Navistar Financial that the circumstances giving rise to such suspension or demand for compensation no longer apply:

             (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

             (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loan shall be applied to repay its Base Rate Loans instead.

             SECTION 4.05. Substitution of Bank. If any Bank demands compensation under Section 4.03 with respect to its CD Loans or Euro- Dollar Loans, Navistar Financial shall have the right to seek a substitute commercial bank or banks (which may be one or more of the Banks) and to require the Bank demanding such compensation to assign its Commitment and sell its Loans to such substitute bank or banks without recourse or warranty (except as to such Bank's own actions) pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit M hereto; provided that (i) each such substitute bank agrees to assume the portion of such Commitment to be assigned to it and pays the purchase price for its portion of such Loans agreed with the assignor (or, failing such agreement, a purchase price in the amount of the aggregate outstanding principal amount of the Loans of the assignor and accrued interest thereon to the date of payment), (ii) the assignor receives payment of all facility fees accrued for its account under this Agreement to the date such assignment becomes effective and (iii) the substitution thereof is approved by the Administrative Agent (whose approval shall not be unreasonably withheld). When such assignment or assignments become effective, (A) the Commitment of the assignor shall terminate, (B) the Commitment of each Assignee which is a Bank (if any) shall be increased by the portion of the assignor's Commitment assigned to it and (C) each Assignee which is not a Bank (if any) shall become a Bank for purposes hereof with a Commitment in an amount equal to the portion of the assignor's Commitment assigned to it. Upon the consummation of any such assignment, the assignor, the Administrative Agent and Navistar Financial shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. No such assignment shall affect the rights and obligations of the assignor or any Assignee under this Agreement with respect to the period prior to the effectiveness of such assignment. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable under this Agreement for its account, deliver to Navistar Financial and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 3.16.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

             Navistar Financial represents and warrants that:

             SECTION 5.01.  Corporate Existence and Power.  Navistar Financial
(i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) has all corporate powers and all material government licenses, authorizations, consents and approvals required to carry on its business as now conducted, (iii) is duly qualified to do business as a foreign corporation and is in good standing in all states of the United States (except Delaware and Hawaii) and in the District of Columbia and
(iv) has the corporate power to execute and deliver this Amendment, the NFC Security Amendment, each Intercompany Security Amendment, each Credit Document to which it is a party and the Master Intercompany Agreement, and to perform its obligations under each Credit Document to which it is a party and the Master Intercompany Agreement. Each of the Credit Parties (other than Navistar Financial) (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all corporate powers and all material government licenses, authorizations, consents and approvals required to carry on its business as now conducted, and (iii) has the corporate power to execute and deliver, and to perform its obligations under, the Intercompany Security Amendment and each Credit Document to which it is a party. Each of the Credit Parties (except, at any time before the occurrence of an NFRRC Clean-up Event, NFRRC) has the corporate power to execute and deliver, and to perform its obligations under, the Tax Allocation Agreement. Navistar Transportation (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power to execute and deliver, and to perform its obligations under, the Master Intercompany Agreement, the Amended Parents' Side Agreement and the Tax Allocation Agreement. Navistar International (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) has the corporate power to execute and deliver, and to perform its obligations under, the Amended Parents' Side Agreement.

             SECTION 5.02. Corporate Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Credit Document and each Intercompany Security Amendment to which it is a party, by each Credit Party (except, at any time before the occurrence of an NFRRC Clean-up Event, NFRRC) of the Tax Allocation Agreement, by Navistar Financial of the Master Intercompany Agreement, this Amendment and the NFC Security Amendment, by Navistar Transportation of the Master Intercompany Agreement, the Amended Parents' Side Agreement and the Tax Allocation Agreement and by Navistar International of the Amended Parents' Side Agreement, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of applicable law or regulation or of the certificate or articles of incorporation or by-laws of any Credit Party, Navistar Transportation or Navistar International or of any judgment, order, writ, injunction or decree of any court or governmental authority, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or require any waiver or consent under, any preferred stock provision, indenture, loan agreement or other agreement or instrument to which any Credit Party, Navistar Transportation or Navistar International is a party or by which any Credit Party, Navistar Transportation or Navistar International is bound or (iii) result in the creation or imposition of any Lien on, or any other claim or interest of any other Person in, any asset of any Credit Party, Navistar Transportation or Navistar International other than the Liens created under the Security Documents.

             SECTION 5.03. Binding Effect. Each of the Credit Documents (other than the Notes and the Navistar Leasing Security Agreement) has been duly executed and delivered by each of the Credit Parties party thereto and constitutes a legal, valid, binding and enforceable agreement of such

Credit Party; this Amendment has been duly executed and delivered by Navistar Financial and constitutes a legal, valid, binding and enforceable agreement of Navistar Financial; on and after the Amendment Effective Date, the Notes will have been duly executed and delivered by Navistar Financial and will constitute legal, valid, binding and enforceable obligations of Navistar Financial; on and after the Amendment Effective Date, the NFC Security Amendment will have been duly executed and delivered by Navistar Financial and the NFC Security Agreement, as amended thereby, will constitute a legal, valid, binding and enforceable agreement of Navistar Financial; on and after the Amendment Effective Date, the Navistar Leasing Security Agreement will have been duly executed and delivered by Navistar Leasing and will constitute a legal, valid, binding and enforceable agreement of Navistar Leasing; on and after the Amendment Effective Date, each of the Intercompany Security Amendments will have been duly executed and delivered by each Credit Party party thereto and each Intercompany Security Agreement, as amended by the applicable Intercompany Security Amendment, will constitute a legal, valid, binding and enforceable agreement of each Credit Party party thereto; the Master Intercompany Agreement has been duly executed and delivered by each of Navistar Financial and Navistar Transportation and the Master Intercompany Agreement constitutes a legal, valid, binding and enforceable agreement of each of Navistar Financial and Navistar Transportation; on and after the Amendment Effective Date, the Amended Parents' Side Agreement will have been duly executed and delivered by each of Navistar Transportation and Navistar International and the Amended Parents' Side Agreement will constitute a legal, valid, binding and enforceable agreement of each of Navistar Transportation and Navistar International; the Tax Allocation Agreement has been duly executed and delivered by each of the Credit Parties (except, at any time before the occurrence of an NFRRC Clean-up Event, NFRRC) and Navistar Transportation and constitutes a legal, valid, binding and enforceable agreement of each of such Credit Parties and Navistar Transportation; in each case subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity; provided that certain remedial provisions of the Security Documents may be limited by applicable law, although such limitations do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the benefits intended to be afforded thereby.

             SECTION 5.04. Financial Information. (a) The Base Consolidated Financials present fairly the consolidated financial position of Navistar Financial and its Subsidiaries at October 31, 1993 and their consolidated results of operations and cash flow for the Fiscal Year then ended, in conformity with generally accepted accounting principles.

             (b) The unaudited statement of consolidated financial condition of Navistar Financial and its Consolidated Subsidiaries as of July 31, 1994, the related statement of consolidated income and retained earnings for the Fiscal Quarter then ended and the related statements of consolidated income and retained earnings and consolidated cash flow for the period of three Fiscal Quarters then ended, set forth in Navistar Financial's quarterly report for the Fiscal Quarter ended July 31, 1994, as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, applied on a basis consistent with the Base Consolidated Financials, the consolidated financial position of Navistar Financial and its Consolidated Subsidiaries as of such date, their consolidated results of operations for such Fiscal Quarter and their consolidated results of operations and cash flows for such period of three Fiscal Quarters (subject to normal year-end adjustments).

             (c) The unaudited consolidating statement of financial condition of Navistar Financial and its Consolidated Subsidiaries as of July 31, 1994 and the related consolidating statement of income and retained earnings for the Fiscal Quarter ended on such date and for the portion of the Fiscal Year then ended fairly present the financial position of Navistar Financial and each of its Consolidated Subsidiaries as of such date and their respective results of operations for such Fiscal Quarter and for such portion of the Fiscal Year (subject to normal year-end adjustments) and are the financial statements on the basis of which the consolidated financial statements referred to in subsection (b) of this Section were prepared.

             (d) There has been no material adverse change in the business, consolidated financial position or consolidated results of operations of Navistar Financial and its Subsidiaries since July 31, 1994.

             SECTION 5.05. Litigation. No judgment or order has been rendered against or affecting Navistar Financial or any Subsidiary of Navistar Financial by any court or arbitrator or any governmental body, agency or official that is reasonably likely to materially adversely affect the business or financial position of Navistar Financial or of

Navistar Financial and its Subsidiaries taken as a whole or the ability of any Credit Party to carry out the transactions on its part contemplated by the Credit Documents or the ability of Navistar Financial to carry out the transactions on its part contemplated by the Master Intercompany Agreement. There is no action, suit or proceeding pending against Navistar Financial or any Subsidiary of Navistar Financial before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility (taking into account the factors set forth in Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies", or any successor publication, relevant to such determination) of an adverse decision which in any manner questions the validity or enforceability of, or seeks to deprive any Bank, the Administrative Agent, the Collateral Trustee or Navistar Financial of any material benefit of, any Credit Document, the Master Intercompany Agreement, the Amended Parents' Side Agreement or the Tax Allocation Agreement.

             SECTION 5.06. Taxes. All United States federal income tax returns filed by Navistar Financial (or by Navistar International or Navistar Transportation with respect to the consolidated group of which Navistar Financial is a member) have been audited by the Internal Revenue Service and closed through the Fiscal Year ended October 31, 1990. No notice of any Lien in respect of unpaid taxes or assessments (other than a Permitted Tax Lien) has been filed by any taxing authority against, or otherwise affecting the assets of, Navistar Financial or any of its Subsidiaries and remains in effect.

             SECTION 5.07. Governmental Regulation. No consent, approval, authorization, permit or license from, and no filing or registration with, any federal, state or local regulatory authority is required in connection with the execution, delivery and performance by any Credit Party of any Credit Document or Intercompany Security Amendment to which it is a party, by any Credit Party (except, at any time before the occurrence of an NFRRC Clean-up Event, NFRRC) of the Tax Allocation Agreement, by Navistar Financial of the Master Intercompany Agreement, this Amendment or the NFC Security Amendment, by Navistar Transportation of the Master Intercompany Agreement, the Amended Parents' Side Agreement or the Tax Allocation Agreement or by Navistar International of the Amended Parents' Side Agreement, except (i) such as have been duly obtained or effected, (ii) the filing of financing statements and any other action required from time to time to perfect the security interests of the Collateral Trustee under the NFC Security Agreement and the security interests of Navistar Financial under the Intercompany Security Agreements, (iii) routine renewals of existing licenses and permits of Navistar Financial and its Subsidiaries in the ordinary course of business and (iv) such filings as may be required under federal and state securities laws for purposes of disclosure.

             SECTION 5.08. ERISA. No notice of a Lien arising under Title I or Title IV of ERISA has been filed under Section 6323(a) of the Internal Revenue Code (or any successor provision) against, or otherwise affecting the assets of, Navistar Financial or any of its Subsidiaries.

             SECTION 5.09. Use of Proceeds; Margin Regulations. Navistar Financial will not use the proceeds of any Loan made under this Agreement in violation of Regulation U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time. No margin stock (within the meaning of said Regulation U or X) is owned by Navistar Financial or any of its Subsidiaries (other than Harco Insurance) or will be included in the Collateral under the Security Documents on the Amendment Effective Date. If any such margin stock is included in the Collateral at any time after the Amendment Effective Date, Navistar Financial will take such action as may be required to comply with such Regulations at that time.

             SECTION 5.10. Retail and Wholesale Notes Secured; Perfection Against Assignors. (a) All or substantially all Serviced Wholesale Notes are secured by perfected security interests in the vehicles financed by such Serviced Wholesale Notes. The Serviced Retail Notes generally (but not in all cases) are, or within 21 days after sale to the retail customer will be, secured by perfected security interests in the vehicles financed by such Serviced Retail Notes.

             (b) Navistar Financial has taken all actions necessary under the Uniform Commercial Code in each relevant jurisdiction to perfect (i) its interest in the Retail Receivables and Wholesale Receivables owned by it and
(ii) the interests of the current owners of the Serviced Retail Receivables and Serviced Wholesale Receivables which it has sold but continues to have an economic interest in, in each case as against the assignors from whom Navistar Financial acquired such Receivables and their respective creditors.

             SECTION 5.11. Subsidiaries. Except for Subsidiaries of Navistar Financial constituting "Credit Parties" hereunder, none of Navistar Financial's Subsidiaries has total assets in excess of $1,000,000.

             SECTION 5.12. Full Disclosure. All written information heretofore furnished by any Credit Party to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated by this Agreement was, and all such information hereafter furnished by any Credit Party to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which stated or certified. Navistar Financial has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent Navistar Financial can now reasonably foresee), the business, operations or financial condition of Navistar Financial and its Consolidated Subsidiaries, taken as a whole, or the ability of any Credit Party to perform its obligations under any Credit Document.

             SECTION 5.13. Not an Investment Company. Navistar Financial is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                                   ARTICLE VI

                                   COVENANTS

             Navistar Financial agrees that, so long as any Bank has any Commitment under this Agreement or any Note is outstanding or any amount due and payable by Navistar Financial under this Agreement remains unpaid:

             SECTION 6.01. Information. Navistar Financial will deliver directly to each Bank:

             (a) as soon as available and in any event within 100 days after the end of each Fiscal Year, (i) a statement of consolidated financial condition of Navistar Financial and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related statements of consolidated income and retained earnings and consolidated cash flow for such Fiscal Year, setting forth in comparative form the figures as of the end of and for the previous Fiscal Year, all certified (without limitation as to scope imposed by Navistar Financial) by Deloitte & Touche or other independent public accountants of nationally recognized standing and (ii) a consolidating statement of financial condition of Navistar Financial and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidating statements of income and retained earnings for such Fiscal Year, in each case, setting forth in comparative form the figures as of the end of and for the previous Fiscal Year, certified, in the case of the foregoing consolidating financial statements, by a Senior Officer as to fairness of presentation and to the effect that such consolidating financial statements are the financial statements on the basis of which the consolidated financial statements referred to in clause (i) of this subsection (a) were prepared;

             (b) as soon as available and in any event within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, (i) a statement of consolidated financial condition of Navistar Financial and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, (ii) the related statement of consolidated income and retained earnings for such Fiscal Quarter, (iii) the related statements of consolidated income and retained earnings and consolidated cash flow for the portion of the Fiscal Year ended at the end of such Fiscal Quarter and (iv) a consolidating statement of financial condition of Navistar Financial and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidating statements of income and retained earnings for such Fiscal Quarter and the related consolidating statements of income and retained earnings for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth, in each case, in comparative form the figures as of the end of and for the previous Fiscal Quarter and the corresponding portion of the previous Fiscal Year, certified (subject to normal year-end adjustments) by a Senior Officer (x) in the case of such consolidated financial statements as to fairness of presentation and consistency and (y) in the case of such consolidating financial statements, as to fairness of presentation and to the effect that such consolidating financial statements are the financial statements on the basis of which the consolidated financial statements referred to in clauses (i), (ii) and (iii) of this subsection (b) were prepared;

             (c) (i) as soon as available and in any event within 55 days after the end of the second Fiscal Quarter of each Fiscal Year, a report containing statistical and other information in respect of all Serviced Wholesale Receivables and Serviced Retail Receivables for the period of two consecutive Fiscal Quarters then ended and (ii) as soon as available and in any event within 100 days after the end of the fourth Fiscal Quarter of each Fiscal Year, a report containing statistical and other information in respect of all Serviced Wholesale Receivables and Serviced Retail Receivables for the period of two consecutive Fiscal Quarters then ended and for the Fiscal Year then ended and, in the case of the reports delivered pursuant to subclauses (i) and (ii) of this clause
    (c), comparative information relating to the corresponding portion or portions of the previous Fiscal Year, all substantially in the same form and scope (except for the periods covered) as the report for the period ended July 31, 1994 set forth as Exhibit H hereto;

             (d) together with each set of consolidated financial statements referred to in clauses (a) and (b) above, (i) a certificate of a Senior Officer, substantially in the form of Exhibit I hereto, showing whether Navistar Financial complied, at the end of such Fiscal Quarter, with the requirements of Sections 6.08, 6.09, 6.11, 6.12, 6.13 and 6.16 and clauses
    (A) and (B) of Section 6.19(c)(i), (ii) a certificate of a Senior Officer stating whether any Default exists on the date of such certificate and if a Default exists, setting forth the details thereof and the action which Navistar Financial is taking or proposes to take with respect thereto and
    (iii) a certificate of a Senior Officer setting forth a reasonably detailed description of each sale of Retail Receivables, finance lease receivables and Wholesale Receivables made by Navistar Financial and its Subsidiaries during such Fiscal Quarter; provided that, with respect to (x) any sales of Retail Notes pursuant to the MBD Receivables Purchase Agreement or the TRIP Receivables Purchase Agreement, (y) any sale of Retail Notes or finance lease receivables pursuant to the ABCP Receivables Purchase Agreement or any of the intercompany receivables purchase agreements between Navistar Financial and TRIP or between any Subsidiaries of Navistar Financial as contemplated by the ABCP Transaction Documents or (z) any sales of Wholesale Notes pursuant to the Purchase Agreement dated as of December 1, 1990 between Navistar Financial and NFSC, as such agreement may be amended from time to time, during such Fiscal Quarter, no description, other than a statement of the total dollar amount thereof for each type of asset sold, shall be required;

             (e) together with each set of consolidated financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such financial statements to the effect that, except as specifically stated, nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements;

             (f) within five Domestic Business Days after a Default occurs, if such Default is continuing, a certificate of a Senior Officer setting forth the details thereof and the action which Navistar Financial is taking or proposes to take with respect thereto;

             (g) promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K (or other forms substituted therefor) filed by Navistar Financial with the Securities and Exchange Commission (or any governmental agency substituted therefor) or with any national securities exchange;

             (h) as soon as available and in any event within 15 Domestic Business Days after the end of each calendar month (unless Navistar Financial shall have Debt Ratings of BBB- or higher by S&P and Baa3 or higher by Moody's at the end of such month and as of such fifteenth Domestic Business Day) (i) a consolidating statement of financial condition of Navistar Financial and its Consolidated Subsidiaries as of the end of such month and (ii) a certificate of a Senior Officer setting forth in reasonable detail the calculations required to establish whether Navistar Financial was in compliance with the requirements of Section 6.10 at the end of such month;

             (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of Navistar Financial setting forth details as to such occurrence and the action, if any, which Navistar Financial or the relevant member of the ERISA Group is required or proposes to take; and

             (j) from time to time, with reasonable promptness, such additional information regarding the financial position or business of Navistar Financial and its Subsidiaries or compliance by the Credit Parties with the Credit Documents as such Bank may reasonably request.

             SECTION 6.02. Insurance. Navistar Financial will not make any change which will have the effect, in the reasonable good faith judgment of Navistar Financial, of lowering the standards with respect to its internal policies and practices regarding insurance in respect of financed vehicles.

SECTION 6.03.  Conduct of Business; Maintenance of Existence.  Navistar
Financial

             (i) will, and will cause each other Credit Party (other than Harco Insurance) to, continue to engage in business of the same general type as now conducted by it which shall, taken as a whole for Navistar Financial and all other Credit Parties (other than Harco Insurance), principally be the business of financing the selling, distributing, owning, operating, leasing or servicing of trucks, buses, trailers or related parts and equipment; and

            (ii) will preserve, renew and keep in full force and effect, and will cause each other Credit Party to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary, or in the reasonable good faith judgment of Navistar

    Financial desirable, in the normal conduct of business, provided that at any time after the Amendment Effective Date, Harco Insurance may merge into Harco National Insurance Company of Illinois, an Illinois corporation, if
    (A) at the time of such merger, pursuant to the NFC Security Agreement and subject to the provisions of Section 2.02 thereof, the Collateral Trustee, for the benefit of the Secured Parties, shall have a perfected Lien, subject to no other Lien except as permitted by Section 6.16, in all of the outstanding shares of capital stock of the entity surviving such merger and all of Navistar Financial's rights in respect of all intercompany obligations from time to time payable by such surviving entity to Navistar Financial and (B) prior to or contemporaneously with such merger, (1) such surviving entity shall agree to be bound by the terms of the Harco Insurance Security Agreement, (2) all action necessary to create or perfect, or that the Collateral Trustee may reasonably request in order to create, preserve, perfect, confirm or validate, Navistar Financial's Lien thereunder shall have been taken and the Harco Collateral (as defined therein) shall be subject to no Lien other than the Lien created thereunder and (3) Navistar Financial shall have delivered to the Collateral Trustee an opinion of counsel satisfactory to the Collateral Trustee, substantially in the form of Annex 2 to the Harco Insurance Security Agreement.

             SECTION 6.04. Compliance with Laws. Navistar Financial will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

             SECTION 6.05.  Inspection of Property, Books and Records.
Navistar Financial will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of dealings and transactions in relation to its business and activities; and will permit, and will cause each of its Subsidiaries to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

             SECTION 6.06. Investment of Available Liquid Assets. Navistar Financial will cause all Available Liquid Assets to be invested, as of the close of business on each Domestic Business Day, in Marketable Securities in which, (i) in the case of any Marketable Securities in which Available Liquid Assets of Navistar Financial are so invested, the Collateral Trustee has a perfected security interest, for the benefit of the Secured Parties, and (ii) in the case of any Marketable Securities in which Available Liquid Assets of any other Credit Party are so invested, Navistar Financial has a perfected security interest; provided that Navistar Financial shall not be required to cause to be invested (x) any cash received by Navistar Financial or any Subsidiary of Navistar Financial on such Domestic Business Day too late to be invested in accordance with Navistar Financial's normal procedures and (y) other cash not exceeding $5,000,000 in aggregate amount.

             For purposes of this Section,

               (a) "Available Liquid Assets" means, as of any date, (i) cash of Navistar Financial and its Subsidiaries other than Excluded Subsidiaries on deposit in bank accounts of Navistar Financial and its Subsidiaries other than Excluded Subsidiaries, to the extent that such cash is currently available for use by the depositor, provided that any payment on account of Wholesale Receivables or Retail Receivables deposited in any Lock-box Account, Suspense Account or Collection Account (in each case, as defined in the NFC Security Agreement) shall not be deemed to be "currently available" until such funds are deposited in the Proceeds Allocation Account (as defined in the NFC Security Agreement), and (ii) all assets which are, or in accordance with generally accepted accounting principles should be, classified as cash or marketable securities on a statement of financial condition of Navistar Financial and its Subsidiaries other than Excluded Subsidiaries as of such date, other than cash on deposit in bank accounts; provided that (A) any Excluded Cash, (B) any cash or marketable securities subject to a Lien permitted by clause (ii), (iii), (iv) or (ix) of Section 6.16(a) or clause (iv) of Section 6.16(c) and (C) any cash or marketable securities held in the Special Purpose Account (as defined in the MBD Receivables Purchase Agreement) pursuant to Section 6.11 of the MBD Receivables Purchase Agreement shall not be included in "Available Liquid Assets";

               (b) "Excluded Cash" means, as of any date, (i) cash on deposit in payroll accounts of

    Navistar Financial up to an aggregate amount not greater than the amount required to cover payroll obligations (including expense reimbursements and advances) of Navistar Financial and its Subsidiaries arising in the ordinary course of their respective businesses and consistent with current practices and payable currently or within five days from such date and (ii) up to an aggregate amount of $2,500,000 of (A) cash on deposit in accounts of Navistar Financial that has been so deposited to cover checks or drafts theretofore drawn or Automated Clearinghouse payments theretofore initiated by Navistar Financial to pay amounts payable by Navistar Financial or one or more of its Subsidiaries (except Excluded Subsidiaries) to vendors in connection with purchases of office supplies and other products for their own use, and payments for services obtained, in each case, in the ordinary course of business and consistent with past practices and (B) cash required to be maintained in accounts of Navistar Financial to cover checks deposited in and credited to any cash concentration account or operating account maintained by Navistar Financial or any of its Subsidiaries which are subsequently returned; and

               (c) "Excluded Subsidiaries" means Harco Insurance, Harco Insurance Services and each Special Purpose Subsidiary.

             SECTION 6.07. Loss Reserves; Dealer Guidelines. (a) Navistar Financial and its Consolidated Subsidiaries will at all times maintain, and reflect on their respective books, allowances for losses and other asset valuation reserves at least as great as those required from time to time by generally accepted accounting principles.

             (b) Navistar Financial will maintain in force its dealer guidelines program (including, without limitation, the portions thereof that take into account a dealer's leasing and rental activities) and will review and supplement such program as necessary at intervals of not more than one year.

             SECTION 6.08. Serviced Wholesale Portfolio Quality. Navistar Financial will not permit:

             (i) Past Due Serviced Wholesale Receivables (Three-Month Total) at the end of any month (determined substantially in accordance with practices, including policies as to extensions and rewrites, in effect as of July 31, 1994), expressed as a percentage of Serviced Wholesale Receivables (Three-Month Total) at the end of such month, to exceed 5%; or

            (ii) net losses of Navistar Financial (determined on the basis of Navistar Financial's normal practice) on Serviced Wholesale Notes recognized during any period of four consecutive Fiscal Quarters to exceed 0.5% of Serviced Wholesale Notes liquidated during the same period.

For purposes of clause (i) of this Section, "Past Due Serviced Wholesale Receivables" at the end of any month means the aggregate Unpaid Balances at the end of such month of all Serviced Wholesale Notes (or installments thereof) and Serviced Wholesale Accounts which are more than one month past due at the end of such month. For purposes of clause (ii) of this Section, Serviced Wholesale Notes liquidated during any period shall be determined on the same basis as was used in determining the statistics as to "Percent net losses (recoveries) to liquidations" for "Wholesale notes" included under "Five Year Summary of Financial and Operating Data" in the 1993 Annual Report.

             SECTION 6.09. Serviced Retail Portfolio Quality. Navistar Financial will not permit:

             (i) Past Due Serviced Retail Notes (Three-Month Total) at the end of any month (determined substantially in accordance with practices, including policies as to extensions and rewrites, in effect as of July 31,
    1994), expressed as a percentage of Serviced Retail Notes (Three-Month Total) at the end of such month, to exceed 3%; or

            (ii) the Combined Retail Losses to Liquidations Ratio to exceed 4 1/2% at any time.

             For purposes of clause (i) of this Section, "Past Due Serviced Retail Notes" at the end of any month means the aggregate Unpaid Balances at the end of such month of all Serviced Retail Notes with respect to which any amount payable is more than 60 days past due at the end of such month. For purposes of clause (ii) of this Section:

             (a) "Combined Retail Losses to Liquidations Ratio" means, as of any date, the ratio (expressed as a percentage) of (i) the sum of (A) Net Losses on Serviced Retail Notes for the period of twelve consecutive months ending on the last day of the then most recently ended month, plus (B) the net losses of Navistar Transportation (determined on the basis of Navistar Transportation's normal practice) on Serviced Retail Notes for such period to (ii) Serviced Retail Liquidations for such period;

             (b) "Net Losses on Serviced Retail Notes" means, for any period, the net losses of Navistar Financial (determined on the basis of Navistar Financial's normal practice with the benefit of rights of recourse to Navistar Transportation and dealers and other obligors and to reserves Navistar Financial maintains with regard to dealers) on Serviced Retail Notes for such period; and

             (c) "Serviced Retail Liquidations" means liquidations determined on the same basis as was used in determining the statistics as to "Percent net losses (recoveries) to liquidations" for "Retail notes and leases" included under "Five Year Summary of Financial and Operating Data" in the 1993 Annual Report.

             SECTION 6.10.  Debt to Asset Test.   Navistar Financial will not
permit Third Party Senior Obligations to exceed the Asset Base at the close of business on any two consecutive Domestic Business Days unless Navistar Financial shall have at such time Debt Ratings of BBB- or higher by S&P and Baa3 or higher by Moody's; provided that, if, as of any date, Navistar Financial shall own an account receivable as to which Navistar Transportation is the obligor of the type permitted under Section 6.19(c)(i)(A), which account receivable resulted from overpayments by Navistar Financial to Navistar Transportation at the end of the month most recently ended on or prior to such date based upon good faith estimates by Navistar Financial of Retail Accounts to be purchased by it in the ordinary course of business under the Master Intercompany Agreement, then Navistar Financial shall be deemed to be in compliance with this Section if (x) as of such date, Third Party Senior Obligations minus the unpaid principal amount of such account receivable does not exceed the Asset Base and (y) a Senior Officer shall certify to the Banks in the certificate next required to be delivered to the Banks pursuant to
Section 6.01(h) that such account receivable is no longer outstanding as of the date of such certificate.

             SECTION 6.11. Leverage. The ratio of Total Consolidated Debt to Consolidated Tangible Net Worth will not exceed 7 to 1 at the close of business on any two consecutive Domestic Business Days. For purposes of this Section, "Total Consolidated Debt" means at any date all





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
outstanding Debt of Navistar Financial and its Consolidated Subsidiaries determined on a consolidated basis as of such date; provided that the amount of such Debt shall be (i) increased by all Debt Discount Adjustments (if any) applicable thereto (to the extent not included in determining the amount of such Debt) and (ii) decreased by the aggregate principal amount of all Warehousing Debt outstanding on such date.

             SECTION 6.12. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will not at any time be less than $175,000,000.

             SECTION 6.13. Fixed Charge Coverage. Navistar Financial will not permit (i) the sum of (A) the consolidated interest expense of Navistar Financial and its Consolidated Subsidiaries plus (B) their consolidated income before income taxes plus (C) dividends on Redeemable Preferred Stock to be less than (ii) 125% of the sum of (A) the consolidated interest expense of Navistar Financial and its Consolidated Subsidiaries plus (B) dividends on Redeemable Preferred Stock, all calculated as of the end of each Fiscal Quarter for the period of four consecutive Fiscal Quarters then ended.

             SECTION 6.14. Sales of Receivables. (a) Navistar Financial will not, and will not permit any of its Subsidiaries to, sell or otherwise transfer Receivables or undivided interests therein or rights to receive income therefrom to any Subsidiary of Navistar Financial unless each of the following conditions is satisfied:

             (i) (A) at the time of such sale or transfer, the Collateral Trustee, for the benefit of the Secured Parties, shall have a perfected Lien, subject to no other Lien except as permitted by Section 6.16, pursuant to the NFC Security Agreement in all of the outstanding shares of capital stock of such Subsidiary and all of Navistar Financial's rights in respect of all intercompany obligations from time to time payable by such Subsidiary to Navistar Financial and (B) prior to or contemporaneously with such sale or transfer, such Subsidiary shall have granted to Navistar Financial, pursuant to an Intercompany Security Agreement substantially in the form of Exhibit O-1 hereto (with such changes, consistent with the provisions of Exhibit O-2 hereto as may be applicable), a Lien on all of its assets securing all obligations from time to time payable by such Subsidiary to Navistar Financial, including without limitation all principal of and interest (including without limitation any interest that accrues after, or would accrue but for, the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of such Subsidiary) on any loan or advance made by Navistar Financial to such Subsidiary or any note issued by such Subsidiary to Navistar Financial and all obligations from time to time payable by such Subsidiary to Navistar Financial under the Tax Allocation Agreement (except prior to the occurrence of an NFRRC Clean-up Event, with respect to NFRRC) and the Intercompany Security Agreement to which such Subsidiary is a party, and all action necessary to create and perfect, or that the Collateral Trustee may reasonably request to create, preserve, perfect, confirm or validate, the Lien of Navistar Financial thereunder shall have been taken; provided that, if a relevant rating agency objects to the granting by a Special Purpose Subsidiary of a Lien in favor of Navistar Financial on any specific asset of such Special Purpose Subsidiary, notwithstanding a good faith effort by Navistar Financial to overcome such objection, such asset may be excluded from such Lien if the remaining assets subject to such Lien include all of such Special Purpose Subsidiary's rights to receive payments from the purchasers of Receivables transferred by it or from any trust to which Receivables shall be or have been transferred by it or to which a security interest in such Receivables shall have been granted;

             (ii) substantially contemporaneously with such sale or transfer, such Subsidiary shall (A) in the case of any such Subsidiary including TRIP, transfer such Receivables or rights to receive the income therefrom or undivided interests therein to one or more third parties or
    (B) in the case of TRIP, grant a security interest therein to the ABCP Trust to secure Warehousing Debt, provided that, notwithstanding the provisions of this clause (ii), Navistar Leasing may, upon receipt of any notice from the Administrative Agent specified in the proviso to clause
    (ii) of the definition of "Subsidiary Asset Amount" in Schedule 2 hereto, sell or transfer any Lease Receivables or Investments in Leases to Harco Leasing upon an assumption by Harco Leasing of Secured Intercompany Obligations of Navistar Leasing or receipt of cash or a combination thereof; and

            (iii) such Subsidiary shall be a party to the Tax Allocation Agreement; provided that (A) the Tax Allocation Agreement, as applicable to any Special Purpose Subsidiary, may be amended to provide for payments by such Special Purpose Subsidiary to Navistar Financial on terms no less favorable to Navistar Financial than the Fourth Addendum to the Tax Allocation Agreement dated April 26, 1993 among Navistar Transportation, Navistar Financial and NFSC, as originally executed and (B) NFRRC will not be required to become a party to the Tax Allocation Agreement until an NFRRC Clean-up Event shall have occurred.

             (b) If at any time the Administrative Agent notifies Navistar Financial that, in the opinion of the Required Banks, the cumulative effect of sales of Retail Receivables by Navistar Financial has been to cause the average quality of the outstanding Retail Receivables retained by Navistar Financial to be materially inferior to the average quality of the outstanding Retail Receivables sold by Navistar Financial, thereafter neither Navistar Financial nor any of its Subsidiaries will sell or otherwise transfer any Retail Receivables to any Person without the consent of the Required Banks; provided that the foregoing will not prohibit (i) any sale that Navistar Financial or such Subsidiary was legally obligated to make before it received such notice from the Administrative Agent or (ii) (A) any sale of Retail Receivables by Navistar Financial to TRIP or any sale of finance lease receivables by Harco Leasing or Navistar Leasing to TRIP if, in each case, substantially contemporaneously with such sale, the Retail Receivables or finance lease receivables, as the case may be, so sold are sold or pledged by TRIP to the ABCP Trust, (B) any sale of finance lease receivables by Harco Leasing to Navistar Leasing if, substantially contemporaneously with such sale, such finance lease receivables so sold are sold by Navistar Leasing to TRIP and are sold or pledged by TRIP to the ABCP Trust or (C) any sale of Retail Receivables by TRIP to the ABCP Trust, provided, in the case of each of subclauses (A), (B) and (C), that the sum of (x) the aggregate face amount of all outstanding commercial paper issued by the ABCP Trust, (y) the aggregate principal amount of all loans to the ABCP Trust outstanding under the ABCP Liquidity Facility Agreement and (z) the aggregate principal amount of all outstanding owner trust certificates issued by the ABCP Trust does not exceed $311,000,000.

             SECTION 6.15. Prepayments of Subordinated Debt. Navistar Financial will not (and will not permit any of its Subsidiaries to) prepay, purchase or otherwise retire any subordinated Debt of Navistar Financial prior to the stated maturity thereof unless at the time of such prepayment, purchase or retirement or, in the case of any subordinated Debt of Navistar Financial issued pursuant to an indenture, at the time notice of redemption is given to the holders thereof pursuant to the terms thereof, (i)(A) Navistar Financial has at least two of the following Debt Ratings: (x) Baa3 or higher by Moody's, (y) BBB- or higher by S&P and (z) BBB- or higher by Duff & Phelps Credit Rating Co. or (B) the sum (after giving effect to such prepayment, purchase or retirement) of (x) the aggregate amount of all outstanding Preferred Stock of Navistar Financial and (y) the aggregate principal amount of all outstanding Subordinated Debt, in each case that is not required to be repaid, purchased, redeemed or otherwise retired in whole or in part before November 15, 1998, is at least equal to $100,000,000 and (ii) no Default has occurred and is continuing or would result from such prepayment, purchase or retirement.

             SECTION 6.16. Negative Pledge. (a) Equal or Prior Liens on Collateral. Navistar Financial will not create or suffer to exist, or permit any other Credit Party to create or suffer to exist, any Lien on any Collateral which ranks or, within 15 days thereafter would rank, equal or prior to the Lien on such Collateral created under any Security Document, except:

             (i) Liens existing on November 4, 1994 securing Debt outstanding on such date in an aggregate principal or face amount not exceeding $1,000,000;

            (ii) Liens created on marketable securities and deposits made to obtain bonds required in connection with repossessing vehicles in the ordinary course of business;

           (iii) Liens created on marketable securities and deposits made to secure the performance of appeal bonds in connection with any litigation to which Navistar Financial or any of its Subsidiaries other than Harco Insurance and Harco Insurance Services is a party; provided that the aggregate amount of obligations secured by all such Liens does not at any time exceed $20,000,000;

            (iv) Liens created on marketable securities and deposits made in the ordinary course of business to secure Navistar Financial's obligations in connection with workers' compensation, health insurance, unemployment insurance and withholding taxes, and other similar obligations;

             (v) any Lien on equipment acquired by Navistar Financial or any of its Subsidiaries in the ordinary course of business for its own use, which Lien secures

    Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such equipment or all or any portion of the unpaid purchase price thereof, provided that such Lien attaches to such equipment concurrently with or within 90 days after the acquisition thereof;

             (vi) (A) Liens on assets of Navistar Financial transferred or purported to be transferred to any Special Purpose Subsidiary for the benefit of such Special Purpose Subsidiary pursuant to, and to the extent required under, any Permitted Receivables Document; (B) Liens on assets transferred or purported to be transferred by any Special Purpose Subsidiary or any spread account or reserve required to be established by any Special Purpose Subsidiary for the benefit of the purchasers of Receivables, rights to receive income therefrom or undivided interests therein, or for the benefit of a trustee acting on their behalf, pursuant to, and to the extent required under, any Permitted Receivables Document; and (C) Liens on Warehousing Collateral securing Warehousing Debt;

             (vii) subject to subsection (b) of this Section, Liens under the Security Documents;

            (viii) (A) mechanics' Liens on equipment repossessed by any Credit Party and Liens on real estate acquired by any Credit Party through foreclosure or by deed in lieu of foreclosure upon a default on a Capital Loan to Dealer, in each case existing prior to such repossession or foreclosure and not created in contemplation thereof and not securing any Debt or other obligation of any Credit Party; (B) carriers' or warehousemen's Liens on equipment repossessed by any Credit Party arising in the ordinary course of business and securing obligations (x) not yet delinquent or (y) being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor; and (C) landlords' Liens on tangible personal property of any Credit Party located on any premises leased by such Credit Party securing obligations (x) not yet delinquent or (y) being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor; and





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
              (ix) other Liens on cash, marketable securities or equipment, provided that the aggregate outstanding principal or face amount of Debt and other obligations secured by such Liens and by all Liens permitted under subsection (c)(iv) of this Section shall not at any time exceed $2,000,000;

provided that on and after the Amendment Effective Date, Navistar Financial will not, and will not permit any other Credit Party (except Harco Insurance) to, create any Lien permitted under clause (ii), (iii), (iv), (v) or (ix) of this Section 6.16(a) unless (x) both immediately before and after giving effect to the creation of such Lien, there shall exist no Event of Default and (y) Navistar Financial shall comply with Section 2.06 of the NFC Security Agreement with respect thereto or, in the case of any other Credit Party (except Harco Insurance), the relevant Intercompany Security Agreement shall contain provisions comparable to such Section 2.06 and such Credit Party shall have complied with such provisions. In connection with the creation of any such Lien on any marketable securities owned by Navistar Financial, Navistar Financial will exercise reasonable efforts to allow the Collateral Trustee to hold such marketable securities in accordance with Section 4.02 of the NFC Security Agreement. If, notwithstanding such efforts, the Person holding the obligations secured by such Lien ("Senior Secured Obligations") shall require the physical delivery of such marketable securities, then (i) concurrently with any such physical delivery pursuant to Section 2.06(c) of the NFC Security Agreement, Navistar Financial will provide such Person and any Person who will hold such marketable securities (or, in the case of any marketable securities as to which ownership or the existence of a security interest is evidenced by book entries, the relevant Permitted Financial Intermediary (as defined in the NFC Security Agreement)) with (x) written notice of the existence of the Trustee's Security Interest (as defined in the NFC Security Agreement) in such marketable securities and (y) irrevocable written instructions to transfer to or as directed by the Collateral Trustee any such marketable securities and proceeds thereof remaining after such Senior Secured Obligations have been satisfied, unless such Person shall have previously received written notice from the Collateral Trustee of the release of the Trustee's Security Interest therein and (ii) concurrently with any such physical delivery pursuant to any Intercompany Security Agreement, Navistar Financial shall cause the relevant Credit Party to comply with procedures comparable to the foregoing.





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
             (b) Liens under the NFC Security Agreement. No Debt or other obligation of Navistar Financial will be secured under the NFC Security Agreement except (i) principal of and interest on the Notes and all other sums payable by Navistar Financial under this Agreement, (ii) sums payable by Navistar Financial under the MBD Receivables Purchase Agreement and the TRIP Receivables Purchase Agreement, (iii) sums payable by Navistar Financial under the NFC Security Agreement, including, without limitation, Trustee's Fees, (iv) principal of, premium, if any, and interest on Existing Indenture Obligations, and other sums payable under Existing Debt Indentures, (v) Bank Account Obligations owing from time to time to Banks listed in Schedule G to the NFC Security Agreement, (vi) sums, if any, payable by Navistar Financial to any Bank under any Interest Rate Agreement listed in Schedule G to the NFC Security Agreement and (vii) Debt or other obligations specified below with respect to which Navistar Financial shall have complied with the provisions of Section
2.07 of the NFC Security Agreement:

             (A) Debt for Borrowed Money issued or incurred by Navistar Financial after the Amendment Effective Date, provided that at the time of such issuance or incurrence no Default shall have occurred and be continuing or would result therefrom;

             (B) Bank Account Obligations owing to Banks not listed in Schedule G to the NFC Security Agreement;

             (C) all obligations of Navistar Financial in respect of (w) an Option 2 Cap, (x) an interest rate cap agreement entered into by Navistar Financial as cap provider in connection with TRIP's acquiring an interest rate cap pursuant to Section 5.2 of the Warehousing Facility Agreement satisfying the requirements of Section 5.2(c) thereof, which in the reasonable good faith judgment of Navistar Financial provides for payments by Navistar Financial in amounts and at times that substantially match the amounts and times of the payments anticipated to be received by the ABCP Trust in respect of the interest rate cap agreement so entered into by TRIP, (y) an interest rate swap agreement referred to in Section 6.21 or
    (z) any Interest Rate Agreement between Navistar Financial and any financial institution whose senior unsecured long-term debt securities without third-party credit enhancement are rated at least A2 by Moody's and A by S&P or any Bank entered into after the Amendment Effective Date which
    (1) has an original term of not more than six months; or (2) has a term greater than





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
    six months but less than six years, if, immediately after giving effect to Navistar Financial's entry into such Interest Rate Agreement, the aggregate notional principal amount under all Interest Rate Agreements secured under the NFC Security Agreement pursuant to this subclause (z)(2) shall not exceed $100,000,000; and

             (D) all fees and expenses of any Indenture Trustee in connection with any Debt for Borrowed Money described in subclause (A) above.

Any capitalized term used in this subsection (b) and not otherwise defined in this Agreement has the meaning ascribed to such term in the NFC Security Agreement.

             (c) Junior Liens on Collateral. Navistar Financial will not create or suffer to exist, or permit any other Credit Party (except Harco Insurance) to create or suffer to exist, any Lien on any Collateral which ranks junior to the Lien on such Collateral created under any Security Document, except:

             (i) any Junior Lien created by any order of attachment, distraint, execution or similar legal process in connection with court proceedings, so long as (A) the asset subject to such Lien has not been foreclosed upon or otherwise seized, attached or levied against or put up for sale and (B) no action has been taken by the holder of the obligations secured by such Lien, or any Person acting on behalf of such holder, to foreclose upon the asset subject to such Lien unless such action is dismissed or stayed within 30 days;

             (ii) any Junior Lien in respect of taxes, assessments or other governmental charges which are not yet due or are being contested in good faith by appropriate proceedings;

            (iii) Liens in favor of Navistar Financial securing obligations owing by any Subsidiary of Navistar Financial to Navistar Financial; and

             (iv) other Liens on cash, marketable securities or equipment, provided that the aggregate outstanding principal amount of Debt and other obligations secured by such Liens and by all Liens permitted under subsection (a)(ix) of this Section shall not at any time exceed $2,000,000.

             (d) Liens on Harco Insurance Collateral. Navistar Financial will not permit Harco Insurance to create or suffer to exist any Lien on any asset constituting Collateral under the Harco Insurance Security Agreement other than the Lien thereunder.

             (e) Liens on Other Assets. Navistar Financial will not, and will not permit any of its Subsidiaries (except Harco Insurance and Harco Insurance Services) to, create or suffer to exist any Lien on any asset that does not constitute Collateral under any Security Document, except:

             (i) (A) Liens on equipment acquired from time to time by or for the account of Navistar Financial pursuant to Section 6.07 of the MBD Receivables Purchase Agreement (or pursuant to any substantially similar provision of any Permitted Receivables Document) and the proceeds thereof and (B) Liens on Excluded Assets, in each case for the benefit of the purchasers of Receivables, rights to receive income therefrom or undivided interests therein, or a trustee acting on their behalf, pursuant to, and to the extent required under, any Permitted Receivables Document or, in the case of TRIP, Liens on Excluded Assets for the benefit of the ABCP Trust; and

            (ii) Liens described in subsections (c)(i) and (c)(ii) of this Section.

             (f) No Liens Securing Debt to Navistar International and Affiliates. Notwithstanding any other provision of this Agreement to the contrary, Navistar Financial will not create or suffer to exist, or permit any of its Subsidiaries (except Harco Insurance and Harco Insurance Services) to create or suffer to exist, any Lien on any of their respective assets securing any obligation owing by Navistar Financial or any Subsidiary of Navistar Financial to Navistar International, Navistar Transportation or any of their respective Affiliates (other than Navistar Financial).

             (g) No Additional Restriction on Receivables Sales. No provision of this Section 6.16 will restrict the right of Navistar Financial or any of its Subsidiaries to sell Receivables pursuant to sales that otherwise comply with the terms of this Agreement.

             SECTION 6.17. No Fundamental Changes. (a) Navistar Financial will not merge or consolidate with any other Person unless Navistar Financial is the surviving





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corporation and no Default would exist immediately after such transaction is consummated.

             (b) Navistar Financial will at all times own and hold the entire legal and beneficial interest in and to all of the outstanding stock of NFSC, NFRRC, TRIP, Harco Leasing, Navistar Leasing, Harco Insurance and each other Credit Party and will not, directly or indirectly, sell, exchange, transfer, pledge or in any way encumber or otherwise dispose of such stock except pursuant to the NFC Security Agreement.

             SECTION 6.18. Intercompany Agreements. (a) Navistar Financial will (i) perform all of its obligations under the Master Intercompany Agreement unless Navistar Transportation shall have failed to make any payment payable by it to Navistar Financial under the Master Intercompany Agreement or the Tax Allocation Agreement; (ii) enforce the Master Intercompany Agreement against Navistar Transportation in accordance with its terms; (iii) not cancel or terminate, or permit the cancellation or termination of, the Master Intercompany Agreement, or Article II, VI, VII or VIII (other than paragraph C) thereof, and (iv) not agree to any amendment, waiver or modification of the Master Intercompany Agreement which is materially adverse to Navistar Financial; provided that the Master Intercompany Agreement may be modified to modify, amend or eliminate Section II.A of the Master Intercompany Agreement insofar as such Section requires Navistar Transportation to offer to sell to Navistar Financial, or requires Navistar Financial to purchase, "Wholesale Contracts" (as such term is defined in the Master Intercompany Agreement).

             (b) Navistar Financial will (i) enforce the Tax Allocation Agreement against Navistar Transportation in accordance with its terms, (ii) not agree to any amendment, waiver or modification of the Tax Allocation Agreement (except any such amendment permitted by Section 6.14(a)(iii)) which amends or modifies the provisions of the Amendment to Tax Allocation Agreement and Acknowledgement dated as of April 26, 1993 among Navistar Financial, Navistar Transportation and TRIP or is in any manner adverse to Navistar Financial or to Navistar Financial and its Subsidiaries taken as a whole.

             (c) Navistar Financial will (i) enforce each Intercompany Loan Agreement and each Intercompany Security Agreement against the Subsidiary of Navistar Financial that is a party thereto in accordance with its terms and take all action that from time to time may be necessary to create or perfect, or that the Collateral Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate, Navistar Financial's Lien under each Intercompany Security Agreement, or to collect, receive, appropriate and realize upon any or all of the collateral security for such Lien; (ii) subject, in the case of any Special Purpose Subsidiary, to any restriction on the relevant payments permitted by Section 6.20(a), cause each of its Subsidiaries (except in the case of NFSC, to the extent prohibited by the Master Revolving Credit Agreement dated as of December 27, 1990 between NFSC and Navistar Financial, as amended by Amendment No. 1 thereto dated as of April 26, 1993 and as further amended from time to time as permitted by this Section 6.18) to pay promptly all accounts payable from time to time owing by such Subsidiary to Navistar Financial (including without limitation amounts payable from time to time by such Subsidiary to Navistar Financial under the Tax Allocation Agreement); (iii) not cancel or terminate, or permit the cancellation or termination of, any Intercompany Loan Agreement or Intercompany Security Agreement without the consent of the Supermajority Banks; (iv) not agree to (A) any amendment, waiver or modification of any provision of any Intercompany Loan Agreement if there is a reasonable possibility that such amendment, waiver or modification would have the effect of (1) reducing the amount owed by any Subsidiary of Navistar Financial to Navistar Financial under any Intercompany Loan Agreement, (2) postponing the date that any payment would otherwise be payable to Navistar Financial thereunder, (3) further subordinating Navistar Financial's right to payment thereunder to the rights of any other creditors,
(4) further restricting the Subsidiary party thereto from applying, or releasing to any extent such Subsidiary from its obligation to apply, cash received by it to pay its allocated share of payments from time to time owing by Navistar Financial to Navistar Transportation under the Tax Allocation Agreement or (5) changing the transactions contemplated thereunder in a manner that makes them, taken as a whole, less favorable to Navistar Financial or (B) any amendment, waiver or modification of any provision of any Intercompany Security Agreement, in each case, without the consent of the Required Banks or, in the case of any such amendment, modification or waiver that has the effect of reducing the amount owed by any Subsidiary of Navistar Financial to Navistar Financial under any Intercompany Loan Agreement or permitting the release, substitution or sharing of any Collateral subject to the Lien of any Intercompany Security Agreement, without the consent of the Supermajority Banks; and (v) deliver to the Administrative Agent and the Collateral Trustee, promptly upon receipt thereof, a copy of each certificate, notice, financing statement (including any continuation statement),





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instruction or other document received or delivered by it in connection with each Intercompany Loan Agreement and Intercompany Security Agreement.

             SECTION 6.19. Transactions With Affiliates. (a) Navistar Financial will not (and will not permit any of its Consolidated Subsidiaries, except Harco Insurance and Harco Insurance Services to) engage in any transaction with Navistar International, Navistar Transportation or any of their respective Affiliates (except Navistar Financial or a Subsidiary of Navistar Financial other than Harco Insurance and Harco Insurance Services), except that

             (i) Navistar Financial may engage in any transaction expressly provided for in or contemplated by any Credit Document or any Permitted Receivables Document,

            (ii) Navistar Financial may engage in any transaction provided for in the Master Intercompany Agreement,

           (iii) Navistar Financial may obtain from Harco Insurance bonds described in clauses (ii) and (iii) of Section 6.16(a) and insurance described in clause (iv) of Section 6.16(a) and secure Navistar Financial's obligations in respect thereof as permitted under such clauses, and

            (iv) Navistar Financial may engage in any other transaction in the ordinary course of business on terms which are no less favorable to Navistar Financial than would be obtainable at the time in a comparable arms-length transaction by Navistar Financial with Persons other than Navistar International, Navistar Transportation and their respective Affiliates.

             (b) The rate which Navistar Financial charges Navistar Transportation for any period with respect to Wholesale Notes under the Master Intercompany Agreement (which charges, in effect, compensate Navistar Financial for the fact that, under Navistar Transportation's programs for its dealers as in effect from time to time, Wholesale Notes financed by Navistar Financial may bear no interest during certain periods, such as in-transit periods or free floor plan periods) shall not be less than the prevailing rate of interest charged to Navistar Transportation's dealers generally on interest-bearing Wholesale Notes financed by Navistar Financial during the same period (calculated on a daily average basis if such prevailing rate changes during such period).





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             (c)  Notwithstanding any other provision herein to the contrary,

             (i) Navistar Financial will not, and will not permit any of its Subsidiaries to, make or become obligated to make any Investment in, or acquire or become obligated to acquire all or any part of the business or assets of, Navistar International, Navistar Transportation or any of their respective Subsidiaries (other than Navistar Financial or any Subsidiary of Navistar Financial) except:

                (A) accounts receivable on which Navistar Transportation is the obligor arising in the ordinary course of business under the Master Intercompany Agreement, provided that (x) the aggregate amount owing to Navistar Financial under all such accounts receivable shall not exceed $20,000,000 at any time and (y) no such account receivable shall be outstanding for more than 10 Domestic Business Days;

                (B) loans or advances to Navistar Transportation or Navistar International, provided that (x) no Default shall have occurred and be continuing or would result therefrom, (y) no Unpaid NITC Amount remains unpaid and (z) the aggregate unpaid amount of all such loans and advances shall not exceed $10,000,000 at any time; and

                (C) acquisitions of Receivables by Navistar Financial in the ordinary course of business pursuant to the Master Intercompany Agreement;

            (ii) Navistar Financial will not, and will not permit any of its Subsidiaries to, purchase or otherwise finance any Wholesale Note as to which the obligor is a branch or store owned by Navistar Transportation or Navistar International; and

           (iii) Navistar Financial will not, and will not permit any of its Subsidiaries to, declare or make (A) any dividend or other distribution with respect to any shares of the capital stock of Navistar Financial (except dividends payable solely in shares of its capital stock) or (B) any payment on account of the purchase, redemption, retirement or acquisition of
    (1) any shares of Navistar Financial's capital stock or (2) any option, warrant or other right to acquire shares of Navistar Financial's capital stock (collectively, a





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    "Restricted Payment") or make any payment to Navistar Transportation or
    Navistar International under the Tax Allocation Agreement ("Tax Payment") unless (A) no Default shall have occurred and be continuing immediately before or immediately after such Restricted Payment is declared or made or such Tax Payment is made, as the case may be, (B) no Unpaid NITC Amount remains unpaid immediately before or immediately after such Restricted Payment is declared or made or such Tax Payment is made, as the case may be, and (C) in the case of each Tax Payment, such Tax Payment shall then be due and payable under the Tax Allocation Agreement and Navistar Financial and its Subsidiaries shall continue to file consolidated income tax returns with either Navistar Transportation or Navistar International at the time of such Tax Payment.

             For purposes of this subsection (c):

             (x) "Unpaid NITC Amount" means, as of any date, any amount due and owing by Navistar Transportation to Navistar Financial under the Master Intercompany Agreement or the Tax Allocation Agreement (including without limitation any amount which would have been due and owing under the Master Intercompany Agreement or the Tax Allocation Agreement but for the commencement of a case or proceeding of the type specified in clause (l) or
    (m) of Section 7.01 and any amount previously paid, the payment of which has been rescinded or must be otherwise restored or returned as a result of such a case or proceeding or otherwise); and

             (y) any payment by Navistar Financial or any of its Subsidiaries to any taxing authority, or to Navistar International or Navistar Transportation, of or attributable to (A) taxes of or assessments on Navistar International, Navistar Transportation or any of their respective Subsidiaries (other than any such taxes or assessments attributable to the income, operations or assets of Navistar Financial and its Subsidiaries and not previously paid by Navistar Financial or any of its Subsidiaries under the Tax Allocation Agreement) or (B) retirement benefits for the benefit of any employee of Navistar International, Navistar Transportation or any of their respective Subsidiaries (other than Navistar Financial and its Subsidiaries) or to the PBGC in respect of any such retirement benefits will be deemed to be (1) a loan from Navistar Financial or such Subsidiary to Navistar Transportation if and to the extent that (x) Navistar Transportation is legally obligated to reimburse





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
    Navistar Financial or such Subsidiary for such payment and (y) Navistar Financial has not designated by notice to the Administrative Agent on or prior to the date of such payment that such payment shall be treated as a Restricted Payment and (2) a Restricted Payment from Navistar Financial or such Subsidiary to Navistar Transportation if and to the extent that (x) Navistar Transportation is not legally obligated to reimburse Navistar Financial or such Subsidiary of Navistar Financial for such payment or (y) Navistar Transportation is legally obligated to reimburse Navistar Financial or such Subsidiary for such payment but Navistar Financial has designated by notice to the Administrative Agent on or before the date of such payment that such payment shall be treated as a Restricted Payment for purposes of this subsection (c).

             SECTION 6.20. Subsidiary Payments. (a) Navistar Financial will not, and will not permit any of its Subsidiaries (other than Harco Insurance and Harco Insurance Services) to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Navistar Financial to pay dividends or make other distributions on its capital stock or make payments to Navistar Financial under the Tax Allocation Agreement or make payments in respect of any Debt or other obligation owing by such Subsidiary to Navistar Financial or any other Subsidiary of Navistar Financial other than, in the case of any Special Purpose Subsidiary, any provision contained in (x) any documentation relating to a sale of Receivables, rights to receive income therefrom or undivided interests therein, or (y) any ABCP Transaction Document

            (i) in either case, requiring that any such Debt or other obligation be subordinated in right of payment to, or that payments in respect of such Debt or other obligation be made only after such Special Purpose Subsidiary shall have satisfied, such Special Purpose Subsidiary's obligation to (A) pay all amounts required to be paid by such Special Purpose Subsidiary to or for the benefit of (1) the relevant purchasers of Receivables, rights to receive income therefrom or undivided interests therein, (2) any trustee acting on their behalf, or (3) in the case of TRIP, the ABCP Trust, and (B) set aside all reserves required to be maintained by such Special Purpose Subsidiary in connection with such sale or under the ABCP Transaction Documents, as the case may be,





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

            (ii) in either case, comparable to the "bankruptcy standstill" provision contained in Section 6 of the NFRRC Intercompany Advance Agreement, or

           (iii) in the case of any ABCP Transaction Document, restricting TRIP's ability to declare or pay dividends or make distributions upon any of its common stock (other than dividends and distributions payable only in shares of TRIP common stock) if the effect of such declaration, payment or distribution would be to reduce the paid-in capital and retained earnings of TRIP (as determined in accordance with generally accepted accounting principles as in effect from time to time) below $13,380,000.

             (b) Navistar Financial will cause Harco Insurance to pay dividends to Navistar Financial not less than once in every Fiscal Year in the maximum amounts consistent, in the reasonable judgment of Navistar Financial, with maintaining an A.M. Best policyholders rating with respect to Harco Insurance of not less than A+.

             (c) Navistar Financial shall (i) cause any Subsidiary of Navistar Financial not in existence on November 4, 1994 to (A) enter into an Intercompany Security Agreement substantially in the form of Exhibit O-1 or O-2 hereto, as applicable, and to take all action necessary to create and perfect, or that the Collateral Trustee may reasonably request to create, preserve, perfect, confirm or validate, the Lien of Navistar Financial thereunder and (B) become a party to the Tax Allocation Agreement (subject to the proviso in Section 6.14(a)(iii)) and (ii) grant to the Collateral Trustee, for the benefit of the Secured Parties, a valid security interest in all of the outstanding shares of capital stock of such Subsidiary and all of Navistar Financial's rights in respect of all intercompany obligations from time to time payable by such Subsidiary to Navistar Financial and take all such action necessary to create and perfect, or that the Collateral Trustee may reasonably request to create, preserve, perfect, confirm or validate, such security interest.

             (d) Navistar Financial will cause NFRRC to become a party to the Tax Allocation Agreement promptly upon the occurrence of an NFRRC Clean-up Event.

             SECTION 6.21. Hedging. Within (i) 30 days of Navistar Financial's entering into any interest rate cap agreement referred to in
Section 6.16(b)(vii)(C)(x) and (ii) 215 days of Navistar Financial's entering into an Option 2 Cap if such Option 2 Cap shall not have theretofore been





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terminated, Navistar Financial shall enter into one or more amortizing interest rate swap agreements with any financial institution whose senior unsecured long-term debt securities without third-party credit enhancement are rated at least A2 by Moody's and A by S&P or any Bank which in the reasonable good faith judgment of Navistar Financial provides for payments in amounts and at times that substantially match the amounts and times of the payments anticipated to be received by the ABCP Trust in respect of the Receivables then held by the ABCP Trust to which such interest rate cap agreement relates.


                                  ARTICLE VII

                                    DEFAULTS

             SECTION 7.01. Events of Default. Any one of the following events shall constitute an "Event of Default" hereunder:

              (a) Navistar Financial shall fail to pay any principal of any Note when due, or shall fail to pay any interest on any Note or any fee due under this Agreement within five Domestic Business Days after such interest or fee is due, provided that, if notice of any Federal Priority Lien shall have been filed and Navistar Financial is unable to borrow a Refunding Borrowing hereunder solely by reason of such filing, any failure by Navistar Financial to repay any principal of any Note that shall become due within a period of 30 days after such filing shall not constitute an Event of Default hereunder until the end of such 30-day period;

             (b) (i) Navistar Financial shall fail to comply with any covenant contained in clause (a), (b), (d) or (f) of Section 6.16, clause (c) of
    Section 6.19, or clause (c) of Section 6.20 of this Agreement, or clause
    (a), (c) (other than the 60 days' prior notice requirement contained in the first sentence thereof and the five days' prior notice requirement contained in the proviso to such first sentence) or (j) of Section 4.01, clause (a), (c), (d) or (e) of Section 4.03, Section 4.04, Section 4.05 or the proviso to Section 4.07(d) of the NFC Security Agreement; (ii) Harco Leasing shall fail to comply with any covenant contained in subsection (B) or (C) of Section 3 or subsection (A) (other than the 60 days' prior notice requirement contained in the first sentence thereof), (E) or (F) of Section 4 of the Harco Leasing Security

    Agreement; (iii) Harco Insurance shall fail to comply with any covenant contained in subsection (A), (C) or (F) of Section 4 of the Harco Insurance Security Agreement; (iv) NFRRC shall fail to comply with any covenant contained in subsection (B) or (C) of Section 3 or subsection (A) (other than the 60 days' prior notice requirement contained in the first sentence thereof), (E) or (F) of Section 4 of the NFRRC Security Agreement; (v) NFSC shall fail to comply with any covenant contained in subsection (B) or (C) of Section 3 or subsection (A) (other than the 60 days' prior notice requirement contained in the first sentence thereof), (E) or (F) of Section 4 of the NFSC Security Agreement; (vi) TRIP shall fail to comply with any covenant contained in subsection (B) or (C) of Section 3 or subsection (A) (other than the 60 days' prior notice requirement contained in the first sentence thereof), (E) or (F) of Section 4 or the last sentence of subsection (C) of Section 7 of the TRIP Security Agreement; (vii) Navistar Leasing shall fail to comply with any covenant contained in subsection (B) or (C) of Section 3 or subsection (A) (other than the 60 days' prior notice requirement contained in the first sentence thereof), (E) or (F) of Section 4 of the Navistar Leasing Security Agreement; or (viii) any other Subsidiary of Navistar Financial shall fail to comply with any covenant contained in any Intercompany Security Agreement comparable to the foregoing;

             (c) Navistar Financial shall fail to comply with any covenant contained in Section 6.01(h), 6.06 or 6.10 within one Domestic Business Day after Navistar Financial first becomes aware or is advised of such failure;

             (d) Navistar Financial shall fail to comply with any covenant contained in Section 6.11, 6.12, 6.13, 6.14, 6.15, 6.17, subsection (a) or
    (b) of Section 6.19 or Section 6.20(a) or 6.21 within ten Domestic Business Days after notice of such failure has been given to Navistar Financial by the Administrative Agent at the request of any Bank;

             (e) Navistar Financial shall fail to comply with any covenant contained in Section 6.08 or 6.09 and the Majority Banks shall have determined that such failure should constitute an Event of Default and the Administrative Agent shall have notified Navistar Financial of such determination;





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
             (f) any Credit Party shall fail to comply with any of its covenants or obligations under any Credit Document to which it is a party (other than those covered by clauses (a), (b), (c), (d) and (e) above) within 30 days after notice of such failure has been given to Navistar Financial by the Administrative Agent at the request of any Bank;

             (g) any representation or statement of fact made or deemed made by any Credit Party in any Credit Document, or any certificate or other document delivered by any Credit Party pursuant to any Credit Document, shall prove to have been incorrect in any material respect when made or deemed made and, if the consequences of such representation or statement being incorrect shall be susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 days after such Credit Party first becomes aware or is advised that such representation or statement was incorrect in a material respect;

             (h) Navistar Financial or any Subsidiary of Navistar Financial shall fail to pay when due, or within any applicable grace period, any principal of or interest on Debt of Navistar Financial or such Subsidiary, as the case may be, which exceeds $1,000,000 in aggregate principal amount, provided that this clause (h) shall not apply to Debt of Navistar Financial evidenced by the Notes;

             (i) any Debt of Navistar Financial or any Subsidiary of Navistar Financial which exceeds $1,000,000 in aggregate principal or face amount shall become due prior to its stated maturity, or any event or circumstance shall occur which permits (or, with the giving of notice or lapse of time or both, would permit) one or more Persons other than Navistar Financial or such Subsidiary, as the case may be, to cause such Debt to become due prior to its stated maturity;

             (j) Navistar Financial or any Subsidiary of Navistar Financial shall fail to pay when due, or within any applicable grace period, an amount or amounts aggregating in excess of $1,000,000 which it owes to any Person other than Navistar Financial or any Subsidiary of Navistar Financial under any documentation to which it is or becomes a party in connection with any sale of Receivables, rights to





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    receive income therefrom or undivided interests therein;

             (k) (i) Navistar Transportation or Navistar International shall at any time cease to own and hold the entire legal and beneficial interest in all of the outstanding stock of Navistar Financial having ordinary voting power for the election of directors (other than directors' qualifying shares) or shall, directly or indirectly, sell, exchange, transfer, pledge or in any way encumber or otherwise dispose of any such stock; (ii) any person (other than any employee benefit plan or related trust of Navistar International, Navistar Transportation or any of their respective Subsidiaries) or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the total outstanding shares of common stock of Navistar International;
    (iii) any employee benefit plan or related trust of Navistar International, Navistar Transportation or any of their respective Subsidiaries shall have acquired beneficial ownership (within the meaning set forth above) of 40% or more of the total outstanding common stock of Navistar International; or
    (iv) during any period of 36 consecutive calendar months, individuals who were directors of Navistar International on the first day of such period (the applicable "Incumbent Board") shall cease to constitute a majority of the board of directors of Navistar International for any reason other than death or disability, provided that, for purposes of this clause (iv), any individual becoming a director during any such period subsequent to the first day thereof, whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board for such period shall be considered as though such individual was a member of the Incumbent Board for such period;

             (l) any Credit Party, Navistar Transportation or Navistar International shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee (other than the Collateral Trustee), or liquidator of itself or of all or any substantial part of its property, (ii) admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors or (iv) commence a voluntary case under the





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    Bankruptcy Code or file a petition or make any other application seeking to take advantage of any other law relating to bankruptcy, insolvency, liquidation, reorganization, dissolution, winding up or composition or readjustment of debts, or acquiesce in writing to, or fail to controvert in a timely manner, or consent to, any such relief in an involuntary case or other proceeding commenced against it;

             (m) a case or other proceeding shall be commenced, without the application or consent of any Credit Party, Navistar Transportation or Navistar International under any law relating to bankruptcy, insolvency, liquidation, reorganization, dissolution, winding up or composition or readjustment of debts, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts of any Credit Party, Navistar Transportation or Navistar International, the appointment of a trustee, receiver, custodian, liquidator or the like of any Credit Party, Navistar Transportation or Navistar International or of all or any substantial part of the assets of any Credit Party, Navistar Transportation or Navistar International or any similar action with respect to any Credit Party, Navistar Transportation or Navistar International and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of any Credit Party, Navistar Transportation or Navistar International shall be entered in an involuntary case under the Bankruptcy Code; or an analogous order in respect of any Credit Party, Navistar Transportation or Navistar International shall be entered in any similar state law proceeding;

             (n) (i) any Material Plan shall be terminated under Title IV of ERISA other than pursuant to a voluntary standard termination under Section 4041(b) of ERISA, or the PBGC shall have obtained a decree adjudicating that any Material Plan must be terminated or appointing a trustee to administer any Material Plan; or (ii) notice of any Lien arising under Title I or Title IV of ERISA shall be filed under Section 6323(a) of the Internal Revenue Code (or any successor provision) against, or otherwise affecting the assets of, Navistar Financial or any of its Subsidiaries and such Lien shall not have been terminated within 30 days;





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             (o)  (i) a judgment or order for the payment of money in excess of
    $1,000,000 shall be rendered against Navistar Financial or any Subsidiary of Navistar Financial or (ii) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against Navistar Transportation or Navistar International and, in either case, such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

             (p) notice of any Lien in respect of unpaid taxes or assessments other than a Permitted Tax Lien shall be filed by any taxing authority against, or otherwise affecting the assets of, Navistar Financial or any of its Subsidiaries and such Lien shall not have been terminated within 30 days;

             (q) Navistar Transportation or Navistar International shall fail to observe or perform any of its covenants contained in the Amended Parents' Side Agreement for a period of 30 days after notice of such failure shall have been given to Navistar Financial, Navistar Transportation and Navistar International by the Administrative Agent at the request of any Bank or the Amended Parents' Side Agreement shall fail, at any time and for any reason, to be in full force and effect or Navistar Transportation or Navistar International shall so assert in writing;

             (r) Navistar Transportation shall (i) cancel or terminate the Master Intercompany Agreement, or Article II, VI, VII or VIII (other than paragraph C) thereof, (ii) fail to make any payment payable by it in respect of any account receivable referred to in Section 6.19(c)(i)(A), or fail to make any other payment payable by it to Navistar Financial under the Master Intercompany Agreement, the Tax Allocation Agreement, or otherwise, within ten Domestic Business Days after such payment is due or
    (iii) fail to observe or perform any of its other covenants or obligations under the Master Intercompany Agreement for a period of 30 days after notice of such failure shall have been given to Navistar Financial and Navistar Transportation by the Administrative Agent at the request of any Bank;

             (s) any Security Document shall fail, at any time and for any reason, to be in full force and effect or any Credit Party thereto shall so assert in writing; or any Security Document shall fail to create a valid, perfected security interest in the Collateral described therein having the priority purported to be created thereby;

             (t) the Collateral Trustee shall have received any Notice of Acceleration (as defined in the NFC Security Agreement) from any Person (other than the Administrative Agent) entitled to deliver a Notice of Acceleration under the NFC Security Agreement;

             (u) either Navistar International or Navistar Transportation shall fail to pay when due, or within any applicable grace period, any principal of or interest on its Debt for Borrowed Money which exceeds $10,000,000 in aggregate principal or face amount; or

             (v) any Debt for Borrowed Money of either Navistar International or Navistar Transportation which exceeds $10,000,000 in aggregate principal or face amount shall become due prior to its stated maturity, or any event or circumstance shall occur which permits one or more Persons other than Navistar International or Navistar Transportation, as the case may be, to cause such Debt for Borrowed Money to become due prior to its stated maturity.

             SECTION 7.02. Remedies. (a) If an Event of Default occurs and is continuing, the Administrative Agent shall (i) if directed to do so by Banks having more than 50% in aggregate amount of the Commitments, by notice to Navistar Financial terminate the Commitments, which shall thereupon terminate and (ii) if directed to do so by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to Navistar Financial declare the principal of and interest on the Notes to be due and payable, whereupon the same shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Navistar Financial.

             (b) Notwithstanding the provisions of subsection (a) of this Section, if any Event of Default specified in clause (l) or (m) of Section 7.01 occurs with respect to Navistar Financial, the Commitments shall automatically terminate and the Notes (together with accrued interest thereon) shall automatically become due and payable forthwith, without presentment, demand, protest or notice or other action of any kind, all of which are hereby waived by Navistar Financial.

             (c) If the Administrative Agent declares the Notes to be due and payable pursuant to subsection (a) of





                                       96
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this Section, or determines that the Notes have become due and payable pursuant to subsection (b) of this Section, the Administrative Agent shall promptly deliver to the Collateral Trustee and the Banks (and, in the case of a determination pursuant to subsection (b), to Navistar Financial) a notice stating that an Event of Default has occurred under the provisions of this Agreement and, by reason thereof, the Notes have become due and payable prior to the stated maturity thereof, provided that any failure of the Administrative Agent to notify the Collateral Trustee, the Banks or Navistar Financial pursuant to this subsection (c) shall not affect the results set forth in subsections (a) and (b) of this Section.

             (d) Each of the Banks agrees that, if Navistar Financial is unable to satisfy the conditions to Borrowing set forth in Section 3.05 solely by reason of being unable to make any representation set forth in Section 5.06 or 5.08 with respect to a Federal Priority Lien, and, as a result, Navistar Financial shall fail to pay any principal of any Note when due, and no Event of Default under Section 7.01(a) shall have occurred and then be continuing, such Bank shall not be entitled to sue Navistar Financial for collection of such principal amount until an Event of Default shall have occurred.


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

             SECTION 8.01. Appointment and Authorization; Limitations on Responsibility. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

             SECTION 8.02. Administrative Agent and Affiliates. Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, Navistar Financial or any Subsidiary or affiliate of Navistar Financial as if it were not the Administrative Agent hereunder.

             SECTION 8.03. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are





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only those expressly set forth herein.  Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VII.

   SECTION 8.04. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for Navistar Financial), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

   SECTION 8.05. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with any Credit Document (i) with the consent or at the request of the Required Banks (or, to the extent expressly provided herein, the Majority Banks) or (ii) in the absence of its own gross negligence or willful misconduct. Except for action expressly required of the Administrative Agent under this Agreement, the Administrative Agent shall be fully justified in failing or refusing to act under this Agreement unless it shall be indemnified to its satisfaction by the Banks in advance, by deposit of cash indemnification or otherwise, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, except to the extent that such liability or expense is caused by its gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Credit Document or any other document referred to therein or any transaction contemplated thereby, including without limitation any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Credit Party under any Credit Document or other document referred to therein; (iii) the satisfaction of any condition specified in
Section 2.01 or 3.05, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness, genuineness, enforceability or sufficiency of any Credit Document or any other document referred to therein or any other instrument or writing furnished in connection herewith or (v) the value or sufficiency of the Collateral described in any Security Document or the perfection of any security interest created thereunder. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agent or attorney-in-fact selected by it with reasonable care.

   SECTION 8.06. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Bank, Navistar International, Navistar Transportation or Navistar Financial referring to this Agreement, describing such Default and stating that such notice is a "notice of default". Upon receipt of such a notice, the Administrative Agent shall promptly advise Navistar Financial and each Bank as to the contents thereof.

   SECTION 8.07. Indemnification. Without limiting the obligations of Navistar Financial under Section 9.03, each Bank shall, ratably in accordance with its Commitment (or, if the Commitments shall have expired or been terminated, ratably in accordance with the aggregate unpaid principal amount of its Note), indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by Navistar Financial) against any cost, expense (including, without limitation, counsel fees and disbursements and other costs and expenses which Navistar Financial is obligated to pay under Section 9.03), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur at any time (whether before or after the repayment of the Loans) in connection with any Credit Document, or any document contemplated by or referred to therein or any transaction contemplated thereby or the enforcement of any of the terms thereof or of any such other document, or any action taken or omitted by such indemnitees thereunder.

   SECTION 8.08. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under any Credit Document. The Administrative Agent shall not be required to keep informed as to the performance or observance by any Credit Party of any Credit Document or any document referred to or provided for therein, or to make inquiry of, or to inspect the assets or books of, any Credit Party, Navistar Transportation or Navistar International. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent under this Agreement, the Administrative Agent shall have no duty or responsibility to provide any Bank with any credit or other information concerning any Credit Party, Navistar Transportation or Navistar International which may come into the possession of the Administrative Agent or any of its Affiliates.

   SECTION 8.09. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and Navistar Financial. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, with the consent of Navistar Financial, such consent not to be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a major international banking institution or an Affiliate thereof. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

   SECTION 8.10. Co-arrangers Not Liable. Nothing in this Agreement shall impose upon any Co-arranger, in such capacity, any duties or responsibilities whatsoever.





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

                                   ARTICLE IX

                                 MISCELLANEOUS

   SECTION 9.01. Notices. Unless otherwise specified in this Agreement, all notices, requests, demands or other communications given to any party under this Agreement shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of Navistar Financial or the Administrative Agent, at its address, telex or telecopy number set forth on the signature pages of this Amendment, (y) in the case of any Bank, at its address, telex or telecopy number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, telex or telecopy number as such party has specified or may specify for the purpose by notice to the Administrative Agent and Navistar Financial. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices and requests to the Administrative Agent under Article III, IV or VII shall not be effective until received.

   SECTION 9.02. No Waiver; Remedies Cumulative. No failure on the part of the Administrative Agent or any Bank to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under any Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in this Agreement and in the other Credit Documents are cumulative and not exclusive of any remedies provided by law.

   SECTION 9.03. Expenses; Fees; Documentary Taxes; Indemnification. (a) Navistar Financial shall pay, on demand, whether or not this Amendment becomes effective: (i) all reasonable out-of-pocket expenses of the Administrative Agent and its affiliates, including the reasonable fees and disbursements of special counsel for the Administrative Agent (and local counsel consulted by such special counsel) incurred in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the other documents referred to herein;

(ii) the reasonable fees and disbursements of special counsel for the Administrative Agent (and local counsel consulted by such special counsel) incurred in connection with the negotiation, preparation, execution and delivery of any waiver or amendment of, or supplement to or other modification of, any Credit Document, or any Default or alleged Default under this Agreement and (iii) if an Event of Default occurs, all reasonable costs and expenses of collection (including without limitation reasonable fees and disbursements of special counsel for the Administrative Agent and any other counsel to any Bank, including reasonable allocated costs and expenses of staff counsel) incident to the enforcement of, or protection or preservation of any right or claim of the Administrative Agent, any Bank or the Collateral Trustee under, any Credit Document.

   (b) Navistar Financial shall pay fees to the Administrative Agent and the Co-arrangers as heretofore agreed by Navistar Financial.

   (c) Navistar Financial agrees, in addition to its obligations under subsections (a) and (b) of this Section and without limiting the rights of the Banks and the Administrative Agent thereunder, to indemnify the Administrative Agent and each Bank, their respective Affiliates and the respective directors, officers, agents and employees of the foregoing (each, an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs (including without limitation, settlement costs) and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) or other dispute brought or threatened relating to or arising out of any Credit Document or any actual or proposed use of proceeds of Loans under this Agreement, provided that (i) no Indemnitee shall have the right to be indemnified under this Agreement for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction and (ii) Navistar Financial shall not be liable under this subsection (c) in connection with any proceeding or related proceedings in the same jurisdiction or any other dispute, for (A) the fees and expenses of more than one separate firm (and one local counsel) for all the Banks and all Affiliates of the Banks or (B) the fees and expenses of more than one separate firm (and one local counsel) for the Administrative Agent (in connection with its actions in such capacity under this Agreement) unless, in either case, representation by the same counsel would be inappropriate due to actual or potential differing interests.

   SECTION 9.04. Sharing of Set-Offs. (a) Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Navistar Financial other than its indebtedness under the Notes. Navistar Financial agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Navistar Financial in the amount of such participation.

   (b) Participations shall be purchased and sold pursuant to this Section on the assumption that each Bank will retain all payments previously received by it with respect to its Loans. If any Bank is subsequently required to repay any such amount by reason of the provisions of any applicable bankruptcy law, each Bank will make such further adjustments as may be required to accomplish the purposes of this Section.

   SECTION 9.05. Amendments and Waivers. Unless otherwise expressly provided herein, any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Navistar Financial and the Required Banks and, if the rights or duties of the Administrative Agent or any Co-arranger (in its capacity as a Co-arranger hereunder or as a Bank under Section 9.07(c)(v)) are affected thereby, the Administrative Agent or such Co-arranger, as the case may be; provided that (i) no such amendment or waiver shall, unless signed by the Supermajority Banks, permit the release, substitution or sharing of any Collateral except as otherwise expressly provided in the Security Documents and (ii) no such amendment or waiver shall, unless signed by all the Banks, (A) increase the Commitment of any Bank or subject any Bank to any additional obligation, (B) reduce the principal of or rate of interest on any Loan or any fees under this Agreement, (C) postpone the date fixed for any payment of principal of or interest on any Loan or any fees under this Agreement, or for any termination of any Commitment, or (D) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of any Credit Document or change the percentage of the aggregate unpaid principal amount of Secured Obligations or the number or class of Secured Parties which shall be required for the Secured Parties or any of them to take any action under the NFC Security Agreement. For purposes of determining, as of any date, the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which shall have consented to any amendment or waiver of any Credit Document or authorized any other action thereunder, a Bank which has, prior to such date, granted a participation in its Loans hereunder may subdivide its vote hereunder to reflect the voting instructions given to it by its Participants in accordance with Section 9.07(b) with respect to such amendment, waiver or other action.

   SECTION 9.06. Good Faith Determinations. (a) Each determination of an interest rate, cost or other rate or amount to be made by the Administrative Agent or a Bank hereunder, and each certification by a Bank pursuant to Section 3.14(b) shall be conclusive, if made reasonably and in good faith. The Administrative Agent or Bank making such a determination or certification shall, at Navistar Financial's request, advise Navistar Financial in reasonable detail as to the basis on which such determination or certification was made.

   (b) Without limiting the generality of subsection (a) of this Section, Navistar Financial agrees that any Bank making a determination or certification referred to in subsection (a) with respect to a CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan (except any such determination required to be made in accordance with Schedule 3 hereto pursuant to the first sentence of Section 3.14(a)) may assume (without regard for the actual facts), solely for purposes of such determination or certification, that such Bank:

   (i) will fund such Loan for the relevant Interest Period with a matching deposit on which it pays interest at the CD Base Rate or London Interbank Offered Rate applicable to such Loan;

        (ii) will fund any related reserve, special deposit or similar requirement with a deposit on which it also pays interest at such CD Base Rate or London Interbank Offered Rate; and

        (iii) will maintain any such Loan and such deposits at the Applicable Lending Office of such Bank or, if such Bank has more than one branch or other office (an "Office") at which such Bank, in its discretion, determines that it could maintain such Loan and such deposits without disadvantage to itself (other than by reason of the operation of this Section), then at whichever of such Offices will minimize the amount, if any, payable to such Bank as a result of such determination or certification;

provided that, if such Bank in fact maintains such Loan at an Office in the United States and thereby avoids withholding taxes which would otherwise be imposed by the United States on payments to such Bank hereunder, such Bank's Office for purposes of this Section shall be its Office in the United States at which such Loan is actually maintained.

   SECTION 9.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Navistar Financial may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Banks.

   (b) Any Bank may at any time grant to one or more commercial banks (each a "Participant") participating interests in its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to Navistar Financial and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and Navistar Financial and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Navistar Financial under this Agreement including, without limitation, the right to approve any amendment, modification or waiver of any provision of this

Agreement; provided that such participation agreement may provide that, with respect to the portion of such Bank's Loans in which such participating interest is granted, such Bank will not, without the consent of the Participant, agree to any modification, amendment or waiver of this Agreement that (A) permits the release, substitution or sharing of any Collateral except as otherwise expressly provided in the Security Documents, (B) increases the Commitment of such Bank or subjects such Bank to any additional obligation, (C) reduces the principal of or rate of interest on any Loan of such Bank or any fees payable to such Bank under this Agreement, (D) postpones the date fixed for any payment of principal of or interest on any Loan of such Bank or any fees payable to such Bank under this Agreement, or for any termination of such Bank's Commitment, or (E) changes the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under Section
9.05 or any other provision of any Credit Document or changes the percentage of the aggregate unpaid principal amount of Secured Obligations or the number or class of Secured Parties which shall be required for the Secured Parties or any of them to take any action under the NFC Security Agreement. Subject to subsection (e) below, Navistar Financial agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article IV with respect to its participating interest. An assignment or other transfer which is not permitted by Section 4.05 or subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

   (c) Any Bank may at any time assign to one or more commercial banks (each such commercial bank and each substitute bank to which any Commitment is assigned pursuant to Section 4.05, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit M hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of Navistar Financial and the Administrative Agent (which consents shall not be unreasonably withheld); provided that (i) unless otherwise agreed by Navistar Financial and the Administrative Agent, each assignment pursuant to this subsection (c) shall be in a minimum amount of $10,000,000 or, if lower, the transferor Bank's entire Commitment; (ii) unless otherwise agreed by Navistar Financial and the Administrative Agent, no Bank that is also a party to the

ABCP Liquidity Facility Agreement may assign all of its commitment under this Agreement to any Person unless it simultaneously assigns all of its commitment under the ABCP Liquidity Facility Agreement to such Person or to another Bank;
(iii) notwithstanding any other provision of this Agreement, an assignment by any Bank to an Affiliate of such Bank will be permitted without the consent of Navistar Financial but with the consent of the Administrative Agent (which consent shall not be unreasonably withheld); (iv) any such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans; and (v) notwithstanding any of the foregoing, unless otherwise agreed by Navistar Financial and the Administrative Agent, after giving effect to all of the transferor Bank's assignments (x) the Commitment of any Bank that is a Co-arranger hereunder shall not be less than $50,000,000 (or such lower amount as would reflect proportionately any reductions of the total Commitments) and (y) unless the transferor Bank is transferring such Bank's entire Commitment, the Commitment of any Bank that is not a Co-arranger shall not be less than $15,000,000 (or such lower amount as would reflect proportionately any reductions of the total Commitments). Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations under this Agreement to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and Navistar Financial shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable under this Agreement for its account, deliver to Navistar Financial and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 3.16.

   (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a

Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations under this Agreement.

   (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 4.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Navistar Financial's prior written consent or pursuant to Section 4.05 or by reason of the provisions of Section 4.02 or 4.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

   (f) If any Bank which is acting as a Reference Bank assigns its Note to an unaffiliated institution, such Bank shall thereupon cease to be a Reference Bank and the Administrative Agent shall, in consultation with Navistar Financial and with the consent of the Required Banks, appoint another bank to act as a Reference Bank hereunder.

   SECTION 9.08. Consent to NFC Security Amendment, Intercompany Security Amendments, Amendment to NFRRC Intercompany Advance Agreement and Release of NFSC Seller Certificate. Each Bank (in its capacity as a Bank hereunder and in any other capacity in which it may now or hereafter be a Secured Party) (i) consents and agrees to the terms of the NFC Security Amendment and the Intercompany Security Amendments, (ii) authorizes the Collateral Trustee to enter into the NFC Security Amendment on its behalf, (iii) authorizes Navistar Financial to enter into each of the Intercompany Security Amendments, (iv) consents to the Amended and Restated Intercompany Advance Agreement dated as of May 3, 1994 between NFRRC and Navistar Financial, substantially in the form delivered to the Banks prior to November 3, 1994 and (v) instructs the Collateral Trustee to release the NFSC Seller Certificate (as defined in the NFC Security Agreement) from the Lien of the NFC Security Agreement upon receipt by the Collateral Trustee of (A) a certificate of a Responsible Officer (as defined in the NFC Security Agreement) stating that the NFSC Transfer (as defined in Schedule 2 hereto) has occurred and (B) the seller certificate to be issued by the New Dealer Note Trust (as defined in Schedule 2 hereto) in connection with the NFSC Transfer representing NFSC's senior and subordinated interests therein, accompanied by duly executed and undated instruments of transfer and assignment in blank so as to be in suitable form for transfer by endorsement and delivery by the Collateral Trustee.

   SECTION 9.09. Limitation on Interest. Notwithstanding anything in this Agreement or in any Note to the contrary, Navistar Financial's obligation to pay interest with respect to each Note shall be limited to the extent (and only to the extent) required so that Navistar Financial will not be obligated to pay interest with respect thereto at a rate higher than the maximum rate which the relevant Bank or other recipient of such interest is permitted to charge or collect with respect thereto under the provisions of law applicable to such Bank or other recipient.

   SECTION 9.10. Severalty of Obligations. The obligations of the Banks under this Agreement are several. Any failure by any Bank to carry out its obligations under this Agreement shall not relieve any other Bank, the Administrative Agent or Navistar Financial of any of its obligations under this Agreement, nor shall any Bank be responsible for the obligations of, or any action taken or omitted by, any other Bank under this Agreement.

   SECTION 9.11. Headings. The table of contents and the headings of Articles, Sections and subsections have been included herein for convenience only and should not be considered in interpreting this Agreement.

   SECTION 9.12. Termination. This Agreement shall terminate when the Commitments have expired or been terminated and all principal of and interest on the Notes and all other amounts due under this Agreement have been paid in full; provided that the provisions of Sections 3.14, 4.03, 8.07 and 9.03 shall not be affected by any such termination.

   SECTION 9.13. New York Law; Submission to Jurisdiction. This Agreement and each Note shall be construed in accordance with and governed by the laws of the State of New York. Navistar Financial hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any court of the State of New York sitting in New York County for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Navistar Financial irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

   SECTION 9.14. WAIVER OF JURY TRIAL. EACH OF NAVISTAR FINANCIAL, THE ADMINISTRATIVE AGENT, THE CO-ARRANGERS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

   SECTION 9.15. Counterparts; Integration. This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

   IN WITNESS WHEREOF, the undersigned parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


  Borrower:                          NAVISTAR FINANCIAL CORPORATION


                                     By /s/ R. Wayne Cain
                                        ------------------------------------
                                        Name:   R. Wayne Cain
                                        Title:  Vice President and Treasurer

                                     2850 West Golf Road
                                     Rolling Meadows, Illinois 60008
                                     Telecopy number: (708) 734-4090
                                     Attention: R. Wayne Cain


  Co-arrangers:                     BANK OF AMERICA ILLINOIS,
                                        formerly known as Continental
                                        Bank, as a Co-arranger


                                     By: /s/ Patricia DelGrande
                                        ------------------------------------
                                        Name:   Patricia DelGrande
                                        Title:  Authorized Officer



                                     CHEMICAL BANK, as a Co-arranger


                                     By: /s/ Karen M. Sager
                                        ------------------------------------
                                        Name:   Karen M. Sager
                                        Title:  Vice President


                                     THE BANK OF NOVA SCOTIA,
                                          as a Co-arranger


                                     By: /s/ F.C.H. Ashby
                                        ------------------------------------
                                        Name:   F.C.H. Ashby
                                        Title:  Senior Manager Loan Operations

                                     MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as a Co-arranger


                                     By: /s/ Charles H. King
                                         -----------------------------------
                                         Name:   Charles H. King
                                         Title:  Vice President


                                     MORGAN GUARANTY TRUST COMPANY
                                       OF NEW YORK, as Administrative
                                       Agent

                                    By /s/ Charles H. King
                                       -----------------------------------
                                      Name:   Charles H. King
                                      Title:  Vice President

                                    Morgan Christiana Center
                                    500 Stanton Christiana Road
                                    Newark, Delaware  19713
                                    Telecopy Number:  (302) 634-1091
                                    Attention:  Barbara McCarnan
Commitments
- -----------
$79,687,500                         MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK

                                    By /s/ Charles H. King
                                       -----------------------------------
                                      Name:   Charles H. King
                                      Title:  Vice President

$79,687,500                         BANK OF AMERICA ILLINOIS,
                                    formerly known as Continental
                                    Bank

                                    By /s/ Patricia DelGrande
                                      -----------------------------------
                                      Name:   Patricia DelGrande
                                      Title:  Authorized Officer

$79,687,500                         CHEMICAL BANK

                                    By /s/ Karen M. Sager
                                       -----------------------------------
                                      Name:   Karen M. Sager
                                      Title:  Vice President

$79,687,500                         THE BANK OF NOVA SCOTIA

                                    By /s/ Amanda Norsworthy
                                       -------------------------------
                                      Name:   Amanda Norsworthy
                                      Title:  Assistant Agent


$56,250,000                         THE BANK OF NEW YORK

                                    By /s/ Charlotte Sohn
                                       -------------------------------
                                      Name:   Charlotte Sohn
                                      Title:  Assistant Vice President

$56,250,000                         THE FIRST NATIONAL BANK OF CHICAGO

                                    By /s/ William R. Madden
                                       -------------------------------
                                      Name:   William R. Madden
                                      Title:  Senior Vice President

$56,250,000                         MELLON BANK, N.A.

                                    By /s/ Edwin H. Wiest
                                       -------------------------------
                                      Name:   Edwin H. Wiest
                                      Title:  First Vice President

$56,250,000                         NATIONSBANK OF NORTH CAROLINA, N.A.

                                    By /s/ Matthew R. Walters
                                       -------------------------------
                                      Name:   Matthew R. Walters
                                      Title:  Assistant Vice President

$56,250,000                         THE NORTHERN TRUST COMPANY

                                    By /s/ J. Mark Berry
                                       -------------------------------
                                      Name:   J. Mark Berry
                                      Title:  Vice President

$56,250,000                         ROYAL BANK OF CANADA


                                    By /s/ Preston Jones
                                       ---------------------------------------
                                      Name:   Preston Jones
                                      Title:  Senior Manager for Holly Spencer
                                              Kaczmarczyk, Manager Corporate
                                              Banking


$37,500,000                         BANK OF MONTREAL


                                    By /s/ Marc R. Heyden
                                       ---------------------------------------
                                      Name:   Marc R. Heyden
                                      Title:  Director


$37,500,000                         CREDIT SUISSE


                                    By /s/ William P. Murray
                                       ---------------------------------------
                                      Name:   William P. Murray
                                      Title:  Member of Senior
                                                Management


                                    By /s/ Kristinn R. Kristinsson
                                       ---------------------------------------
                                      Name:   Kristinn R. Kristinsson
                                      Title:  Associate


$37,500,000                         THE FUJI BANK, LIMITED


                                    By /s/ Peter L. Chinnici
                                       ---------------------------------------
                                      Name:   Peter L. Chinnici
                                      Title:  Joint General Manager

Commitments
- -----------
$37,500,000                         SWISS BANK CORPORATION,
                                    NEW YORK BRANCH


                                    By /s/ Stephanie W. Kim
                                       -----------------------------
                                      Name:   Stephanie W. Kim
                                      Title:  Associate Director
                                               Merchant Banking


                                    By /s/ Stephen Marti
                                       -----------------------------
                                      Name:   Stephen Marti
                                      Title:  Director
                                              Merchant Banking


                                    SWISS BANK CORPORATION,
                                      CAYMAN ISLANDS BRANCH


                                    By /s/ Stephanie W. Kim
                                       -----------------------------
                                      Name:   Stephanie W. Kim
                                      Title:  Associate Director
                                               Merchant Banking


                                    By /s/ Stephen Marti
                                       -----------------------------
                                      Name:   Stephen Marti
                                      Title:  Director Merchant Banking


$30,000,000                         BAYERISCHE VEREINSBANK A.G.


                                    By /s/ Martin J. O'Malley
                                       -----------------------------
                                      Name:   Martin J. O'Malley
                                      Title:  Assistant Vice President


                                    By /s/ Theodore F. Ceglia
                                       -----------------------------
                                      Name:   Theodore F. Ceglia
                                      Title:  Assistant Vice President


$25,000,000                         THE YASUDA TRUST AND BANKING
                                      CO., LTD.


                                    By /s/ Joseph C. Meek
                                       -----------------------------
                                      Name:   Joseph C. Meek
                                      Title:  Vice President & Manager

$20,000,000                         THE BANK OF CALIFORNIA, N.A.


                                    By /s/ Alison A. Mason
                                       ------------------------------
                                      Name:   Alison A. Mason
                                      Title:  Assistant Vice President


$18,750,000                         THE BOATMEN'S NATIONAL
                                      BANK OF ST. LOUIS


                                    By /s/ Robert S. Holmes
                                       ------------------------------
                                      Name:   Robert S. Holmes
                                      Title:  Vice President


_________________

Total Commitments

$900,000,000
============

                                                                     Schedule 1

                                PRICING SCHEDULE


   The "Euro-Dollar Margin", "Base Rate Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:




     Status                Level          Level         Level          Level           Level        Level
                             I            II            III             IV               V           VI
  ============================================================================================================
  Euro-Dollar              0.3125%        0.375%        0.45%          0.50%           0.625%       1.25%
  Margin

  Base Rate Margin         0.0%           0.0%          0.0%           0.0%            0.0%         1.00%

  CD Margin                0.4375%        0.50%         0.575%         0.625%          0.75%        1.375%

  Facility Fee Rate        0.1875%        0.25%         0.30%          0.375%          0.50%        0.50%
  ============================================================================================================

     For purposes of this Schedule, the following terms have the following meanings:

   "Level I Status" exists at any date if, at such date, Navistar Financial has Debt Ratings of BBB or higher by S&P and Baa2 or higher by Moody's.

   "Level II Status" exists at any date if, at such date, (i) Navistar Financial has Debt Ratings of BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) Level I Status does not exist.

   "Level III Status" exists at any date if, at such date, (i) Navistar Financial has Debt Ratings of BB+ or higher by S&P and Ba1 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

   "Level IV Status" exists at any date if, at such date, (i) Navistar Financial has Debt Ratings of (x) BB or higher by S&P or Ba2 or higher by Moody's and (y) not lower than BB- by S&P and Ba3 by Moody's and (ii) none of Level I Status, Level II Status or Level III Status exists.

   "Level V Status" exists at any date if, at such date, (i) Navistar Financial has Debt Ratings of BB- or higher by S&P and Ba3 or higher by Moody's and (ii) none of Level I Status, Level II Status, Level III Status or Level IV Status exists; provided that if, at such date, (1) Navistar Financial has Debt Ratings of (x) BB or higher by S&P or Ba2 or higher by Moody's and (y) not lower than B+ by S&P and B1 by Moody's and (2) none of Level I Status, Level II Status, Level III Status or Level IV Status exists, Level V Status shall be deemed to exist.

   "Level VI Status" exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists.

   "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

                                                                      Schedule 2


                             Asset Base Calculation


   The "Asset Base" as of any date means the sum of (i) the NFC Asset Base and
(ii) the Subsidiary Asset Base, in each case, as of such date.

   "NFC Asset Base" as of any date means the sum of the following determined without duplication as of such date:

      (i) 100% of the aggregate book value of all Eligible Marketable Securities (excluding any commercial paper issued by the ABCP Trust that is owned by Navistar Financial for more than five Domestic Business Days);

     (ii) 95% of an amount equal to (A) the aggregate unpaid principal balance, net of unearned finance income, of all (1) Eligible Adjusted Retail Notes and (2) Eligible Retail Accounts, minus (B) the Estimated Dealer's Rental Truck Note Balance;

    (iii)  95% of the aggregate amount of all Qualifying Proceeds;

     (iv) 90% of the sum of (A) the aggregate unpaid principal balance, net of unearned finance income, of all (1) Eligible Wholesale Notes that are secured by valid, perfected, first priority security interests in the vehicles financed by such Wholesale Notes, (2) Eligible Wholesale Accounts and (3) Eligible Dealer's Equipment Notes and (B) the Estimated Dealer's Rental Truck Note Balance;

      (v) 90% of the lesser of (A) the aggregate unpaid principal balance, net of unearned finance income, of all Eligible Wholesale Notes not included under clause (iv)(A)(1) of this definition and (B) $10,000,000;

     (vi) 90% of the lesser of (A) the aggregate unpaid principal amount, net of unearned finance income, of all Eligible Capital Loans to Dealers and (B) $50,000,000;

    (vii) 75% of the amount, if any, by which the aggregate unpaid principal amount, net of unearned finance income, of all Eligible Capital Loans to Dealers exceeds $50,000,000; and

   (viii)  60% of the aggregate net book value of all Qualifying
           Repossessed Equipment owned by Navistar Financial.

   "Subsidiary Asset Base" means as of any date the sum of the Subsidiary Amounts for each of Harco Leasing, Navistar Leasing, NFSC, Harco Insurance, NFRRC and TRIP as of such date.

   "Subsidiary Amount" with respect to any Subsidiary of Navistar Financial as of any date means the lesser of (x) 95% of all Secured Intercompany Payables owing by such Subsidiary to Navistar Financial and (y) the Subsidiary Collateral Amount for such Subsidiary, in each case, determined as of such date.

   "Subsidiary Collateral Amount" with respect to any Subsidiary of Navistar Financial as of any date means an amount not less than zero equal to (i) the Subsidiary Asset Amount for such Subsidiary, minus (ii) the Subsidiary Liability Amount for such Subsidiary.

   "Subsidiary Asset Amount" as of any date means:

       (i) with respect to Harco Leasing, 80% of the sum, without duplication, of

           (A) the aggregate unpaid balance, net of unearned finance income, of all Eligible Lease Receivables and

           (B) the aggregate net book value of all Eligible Investments in Leases,

           all determined as of such date;

      (ii) with respect to Navistar Leasing, 80% of the sum, without duplication, of

           (A) the aggregate unpaid balance, net of unearned finance income, of all Eligible Lease Receivables and

           (B) the aggregate net book value of all Eligible Investments in Leases, all determined as of such date; provided that, on and after the tenth Domestic Business Day after receipt by Navistar Financial of a notice from the Administrative Agent stating that the Required Banks have determined that Lease Receivables and Investments in Leases of Navistar Leasing shall thereafter be excluded from the Subsidiary Asset Amount with respect to Navistar Leasing, until the date, if any, as of which such notice is revoked by the Administrative Agent with the consent of the Required Banks, the Subsidiary Asset Amount with respect to Navistar Leasing shall be deemed to be zero;

    (iii)  with respect to NFSC, the sum of

           (A) 85% of the principal amount of the NFSC Senior Interest, to the extent Eligible, and

           (B)  30% of the NFSC Spread Account Interest, to the extent Eligible,

           all determined as of such date;

     (iv) with respect to Harco Insurance, 80% of the aggregate book value of all marketable securities on deposit in the Harco Collateral Account (as defined in the Harco Insurance Security Agreement) as of such date;

      (v)  with respect to NFRRC, the sum of

           (A) 30% of the principal amount of the 1991 NFRRC Subordinated Interest, to the extent Eligible, and

           (B)  30% of the NFRRC Residual Interest, to the extent Eligible,

           all determined as of such date; and

     (vi)  with respect to TRIP, the sum of

           (A)  30% of the TRIP Holdback, to the extent Eligible,

           (B) 95% of the aggregate unpaid principal balance, net of unearned finance income, of all Eligible Adjusted Retail Notes,

           (C) 80% of the sum, without duplication, of (x) the aggregate unpaid balance, net of unearned finance income, of all Eligible Lease Receivables and (y) the aggregate net book value of all Eligible Investments in Leases, and

           (D)  30% of the TRIP Residual Interest, to the extent Eligible,

           all determined as of such date.

   "Subsidiary Liability Amount" means, with respect to any Subsidiary of Navistar Financial as of any date, 100% of the aggregate principal or face amount of all liabilities (except contingent liabilities) of such Subsidiary to any Person other than Navistar Financial as of such date, except any such liabilities as to which recourse is expressly limited to the assets of such Subsidiary other than the assets included in the determination of "Subsidiary Asset Amount" for such Subsidiary as of such date; provided that the Subsidiary Liability Amount for Harco Insurance as of any date will be deemed to be zero.

                                   __________


                             Additional Definitions

   For purposes of the foregoing, the following terms have the following respective meanings:

   "Adjusted Retail Notes" means all assets of the types classified under the subheading "Truck" under the heading "Retail notes and lease financing" in Note 5 to the Base Consolidated Financials except (i) Lease Receivables, (ii) Dealer's Equipment Notes and (iii) Capital Loans to Dealers.

   "Base Consolidating Financials" means the consolidating statement of financial condition of Navistar Financial and its then Consolidated Subsidiaries as of July 31, 1994 and the related consolidating statement of income and retained earnings for the Fiscal Quarter then ended and for the portion of the Fiscal Year then ended, in each case, in the form delivered to the Banks before November 3, 1994.

   "Dealcor Subsidiary" means a corporation established through Navistar Transportation's franchise investment department, all or a portion of the voting stock of which is owned by Navistar Transportation and which (i) is a party to a NITC Sales/Maintenance Agreement (as defined in the Master Intercompany Agreement), (ii) has wholesale financing privileges with Navistar Transportation with the credit approval of Navistar Financial and (iii) has a retail financing arrangement with Navistar Financial.

   "Eligible" means with respect to any type of asset on any date

   (i) for purposes of determining the NFC Asset Base, any asset of such type (A) that is owned by Navistar Financial on such date and (B) in which the Collateral Trustee, for the benefit of the Secured Parties, has a valid, perfected security interest, subject to no other Lien except as permitted under Section 6.16(c); and

   (ii) for purposes of determining the Subsidiary Asset Amount with respect to any Subsidiary of Navistar Financial, any asset of such type (A) that is owned by such Subsidiary on such date and (B) in which Navistar Financial has a
  valid, perfected security interest, subject to no other Lien except   as
  permitted under Section 6.16(c) and 6.16(a)(vi)(C), and with respect to which the Collateral Trustee, for the benefit of the Secured Parties, has a valid, perfected security interest in Navistar Financial's security interest therein, subject to no other Lien except as permitted under Section 6.16(c);

provided that, for purposes of any determination of the NFC Asset Base or the Subsidiary Asset Amount with respect to any Subsidiary of Navistar Financial,
(A) an asset will be classified as a certain "type" of asset on a basis consistent with the Base Consolidating Financials and (B) no Receivable (or interest therein or right to receive income therefrom) shall be deemed "Eligible" unless (1) the obligor in respect of such Receivable is a Person other than Navistar International, Navistar Transportation or any of their respective Subsidiaries (except any Dealcor Subsidiary) and (2) such Receivable
(x) arises out of the sale, distribution, lease or rental of one or more trucks, buses, trailers or related parts and equipment or any refinancing of any Receivable arising out of any of the foregoing or (y) constitutes a Capital Loan to Dealer or a loan evidenced by a Dealer's Equipment Note.

   "Estimated Dealer's Rental Truck Note Balance" means as of any date an amount equal to the product of (i) the aggregate unpaid principal balance, net of unearned finance income, of all Eligible Retail Notes of Navistar Financial and TRIP, times (ii) a fraction the numerator of which is equal to the aggregate unpaid principal balance, net of unearned finance income, of all Dealer's Rental Truck Notes included in Serviced Retail Notes as of such date and the denominator of which is the aggregate unpaid principal balance, net of unearned finance income, of all Serviced Retail Notes as of such date.

   "Investments in Leases" means all assets of the types classified under the heading "Equipment on Operating Leases, Net" on the statement of consolidated financial condition included in the Base Consolidated Financials.

   "Lease Receivables" means all lease receivables of the types classified under the subheading "Truck" under the heading "Retail notes and lease financing" in Note 5 to the Base Consolidated Financials.

   "New Dealer Note Trust" means, at any time on or after the occurrence of an NFSC Transfer, the new dealer note trust established in connection with such NFSC Transfer.

   "NFRRC Residual Interest" means as of any date the sum, without duplication, of (i) the sum of (x) the aggregate amount of all cash and (y) the aggregate book value of all marketable securities, in each case, on deposit in any reserve or spread account established and maintained by NFRRC for purposes of credit enhancement in connection with a sale of Receivables, rights to receive income therefrom or undivided interests therein pursuant to any Permitted Receivables Document, (ii) the aggregate book value of NFRRC's interests in each owner or grantor trust (except the 1991 NFRRC Trust and any trust that is a member of the ERISA Group), established and maintained in connection with a sale of Receivables, rights to receive income therefrom or undivided interests therein pursuant to a Permitted Receivables Document and (iii) the aggregate amount of the deferred purchase price or holdback arising out of any sale of Receivables, rights to receive income therefrom or undivided interests therein pursuant to any Permitted Receivables Document.

   "NFSC Senior Interest" means (i) at any time prior to the occurrence of an NFSC Transfer, NFSC's interest at such time in the 1990 Dealer Note Trust which is not subordinated to the interest of any other investor therein and (ii) at any time after the occurrence of an NFSC Transfer, NFSC's interest in the New Dealer Note Trust (except any interest therein that is represented by the variable funding certificate to be issued by the New Dealer Note Trust) which is not subordinated to the interest of any other investor therein.

   "NFSC Spread Account Interest" means as of any date the aggregate amount of NFSC's interests, if any, in certain assets of the 1990 Dealer Note Trust and the New Dealer Note Trust, which amount shall, for purposes of determining NFSC's Subsidiary Asset Amount, be deemed to be equal to the sum of (x) the aggregate amount of all cash and (y) the aggregate book value of all marketable securities, in each case, on deposit in the "Spread Account" established and maintained pursuant to the 1990 NFSC Pooling and Servicing Agreement and in any reserve or spread account established and maintained for purposes of credit enhancement by the New Dealer Note Trust in connection with the issuance of the variable funding certificate by the New Dealer Note Trust or any sale of Wholesale Receivables to the New Dealer Note Trust.

   "NFSC Transfer" means (i) a transfer by NFSC of the certificate issued by the 1990 Dealer Note Trust representing NFSC's fractional undivided interest therein to a new master trust that is not a member of the ERISA Group and (ii) the issuance by such new trust of a seller certificate representing NFSC's senior and subordinated interests in such new trust, all substantially on the terms set forth in the Memorandum Re: Navistar Financial Dealer Note Master Trust dated October 31, 1994 from Kirkland & Ellis to the Banks.

   "1990 Dealer Note Trust" means the 1990 Dealer Note Trust created pursuant to the 1990 NFSC Pooling and Servicing Agreement.

   "1990 NFSC Pooling and Servicing Agreement" means the Pooling and Servicing Agreement dated as of December 1, 1990 among Navistar Financial, as Servicer, NFSC, as Seller and Chemical Bank, as Trustee, as amended and in effect from time to time.

   "1991 NFRRC Subordinated Interest" means NFRRC's interest in the 1991 NFRRC Trust which is subordinated to the interests of other investors in the 1991 NFRRC Trust.

   "Qualifying Proceeds" means all payments in respect of Wholesale Receivables or Retail Receivables constituting identifiable Proceeds (as defined in the NFC

Security Agreement) on deposit in any Lock-box Account, Collection Account or Suspense Account (in each case, as defined in the NFC Security Agreement) in accordance with the provisions of the NFC Security Agreement for not more than two Domestic Business Days.

   "Qualifying Repossessed Equipment" means all assets of the type classified under the heading "Repossessions" on the statement of consolidated financial condition included in the Base Consolidated Financials, as to which all actions required to be taken under the NFC Security Agreement, or reasonably requested by the Collateral Trustee, in order to create, preserve, perfect, confirm or validate the Collateral Trustee's Lien thereon, for the benefit of the Secured Parties, shall have been taken.

   "Secured Intercompany Payables" means with respect to each Subsidiary of Navistar Financial that is from time to time a party to an Intercompany Security Agreement, the principal or face amount of all obligations payable by such Subsidiary to Navistar Financial that are secured under such Intercompany Security Agreement.

   "TRIP Holdback" means as of any date the aggregate Reserved Purchase Price (as defined in the MBD Receivables Purchase Agreement) as of such date with respect to all Receivables sold to the purchasers on or before such date.

   "TRIP Residual Interest" means the aggregate book value of TRIP's interests in the ABCP Trust.

                                                                     Schedule 3


                     Calculation for Certain Funding Losses


   If (i) Navistar Financial makes any payment of principal with respect to any CD Loan or Euro-Dollar Loan of any Bank pursuant to Section 3.12 on any day other than the last day of the Interest Period applicable thereto, (ii) the applicable notice of prepayment shall contain a certification by a Senior Officer that such prepayment is required in order for Navistar Financial to comply with the covenant contained in Section 6.10 and (iii) the Applicable Fixed Rate for such Loan exceeds the Reinvestment Rate on the date of such prepayment, then Navistar Financial shall pay to such Bank on demand an amount equal to the product of (A) the amount by which such Applicable Fixed Rate exceeds such Reinvestment Rate, times (B) the principal amount of such CD Loan or Euro-Dollar Loan, as the case may be, being prepaid, times (C) a fraction, the numerator of which is the actual number of days in the period from and including the date of such prepayment to but excluding the last day of the applicable Interest Period and the denominator of which is 360.

   For purposes of the foregoing,

   "Applicable Fixed Rate" means, (i) with respect to any Euro-Dollar Loan, the London Interbank Offered Rate applicable to such Euro-Dollar Loan and (ii) with respect to any CD Loan, the CD Base Rate applicable to such CD Loan, in each case expressed as a decimal.

   "Reinvestment Rate" means, with respect to any CD Loan or Euro-Dollar Loan being prepaid, a rate per annum (expressed as a decimal) equal to the average (rounded downward, if necessary, to the next lower 1/16 of 1%) of the respective rates per annum at which each of the Schedule 3 Reference Banks offers to accept deposits in Dollars in the New York interbank market (it being understood that such rate will reflect such Schedule 3 Reference Bank's bid rate) at approximately 11:00 A.M. (New York City time) on the date of such prepayment in an amount approximately equal to the principal amount of the relevant CD Loan or Euro-Dollar Loan, as the case may be, of such Schedule 3 Reference Bank being prepaid and for a period of time comparable to the period from and including such date to but excluding the last day of the Interest Period applicable to such Loan.

   "Schedule 3 Reference Banks" means, subject to the provisions of Section 9.07(f), the principal New York offices of Chemical Bank and Morgan and the principal Chicago office of Bank of America Illinois, formerly known as Continental Bank.

                                                                      Schedule 4


                           PARTICIPATION FEE SCHEDULE

                                      Participation Fee
Bank's Initial Commitment             Percentage
- -------------------------             -----------------

Less than $37,500,000                 0.15%

Greater than or equal to
$37,500,000 but less than
$56,250,000                           0.20%

Greater than or equal to
$56,250,000 but less than
$93,750,000                           0.25%

Greater than or equal to
$93,750,000                           0.30%

                                  Schedule 5

        The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in the following activities:

        (a) to originate in its own name, or to purchase or otherwise acquire from time to time from any party, (i) any or all right, title and interest in and to instalment sale contracts, loans, notes, leases, accounts, accounts receivable, trade receivables or other rights to payment from retail customers, wholesale customers or lessees (including notes that finance the acquisition of goods that are leased to a third party or parties), monies due thereunder and proceeds related thereto, security or ownership interests in any goods or other property financed thereby, and related rights, (ii) interests in pools comprised of any or all of the foregoing, and (iii) if the Corporation has received a Ratings Confirmation from each Relevant Rating Agency (as such terms are defined below) at the time it first acquires or originates the same, any other asset constituting an "eligible asset" within the meaning of Rule 3a-7 under the Investment Company Act of 1940, (collectively, the "Receivables and Related Assets");

        (b) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Receivables and Related Assets, collateral securing the Receivables and Related Assets, related insurance policies, related agreements with Navistar Financial Corporation, a Delaware corporation ("NFC"), Harco Leasing Company, Inc., a Delaware corporation ("HLC"), or any other affiliate or subsidiary of NFC or HLC or any third party and any proceeds or further rights associated with any of the foregoing;

        (c) to sell, transfer, assign, pledge, hypothecate or otherwise convey a full or limited interest in all or a portion of the Receivables and Related Assets to NFC, HLC, Truck Retail Instalment Paper, Inc., a Delaware corporation ("Trip"), Navistar Financial Retail Receivables Corporation, a Delaware corporation ("NFRRC"), any other subsidiary or affiliate of NFC or HLC or any other person pursuant to pooling and servicing agreements, indentures, loan agreements, purchase agreements or other agreements or instruments (the "Agreements") to be entered into by the Corporation;

        (d) to perform its obligations under any Agreements and any other agreements or instruments in connection with any of the foregoing; and

        (e) to engage in any activity and to exercise any powers permitted to corporations under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

        Notwithstanding any other provision of the Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without receiving prior written confirmation (a "Ratings Confirmation") from each nationally recognized rating agency which has been requested by the Corporation or any of its affiliates to rate any then-outstanding class or series of notes, certificates, commercial paper or other securities backed, in whole or in part, by the Receivables and Related Assets, whether such securities are issued by the Corporation, an affiliate of the Corporation or any other person (such rating agencies being "Relevant Rating Agencies" and such rated securities being "Rated Instruments"), and which is then rating such Rated Instruments, that any such action taken by the Corporation will not have an adverse effect upon the rating of such Rated Instruments, do any of the following:

                (a) engage in any business or activity other than those set forth above;

                (b) incur any indebtedness for borrowed money, or assume or guaranty any such indebtedness of any other person, other than
        (A) any such indebtedness incurred in connection with the Rated Instruments, (B) any such indebtedness incurred in connection with the acquisition of Receivables and Related Assets or otherwise permitted by any Agreement, (C) any such indebtedness where the person to whom such indebtedness is owing has delivered to the Corporation an undertaking that it will not (i) institute against, or join any other person in instituting against, the Corporation any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, or (ii) look to property or assets of the Corporation in respect to such indebtedness and that such indebtedness shall not constitute a claim against the Corporation in the event that the Corporation's assets are insufficient to pay in full such indebtedness in the case of clauses (i) and (ii) for at least one year and one day after all Rated Instruments are paid in full and
        (D) other such indebtedness not exceeding $20,000 in any calendar year which is used to pay reasonable and customary operating expenses;

                (c)     dissolve or liquidate, in whole or in part; or

                (d) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                        (i) the entity (if other than the Corporation) formed or surviving the consolidation or merger or which acquires the properties and assets of the Corporation is organized and existing under the laws of the State of Delaware, expressly assumes the due and

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
         punctual payment of, and all obligations of the Corporation, including those obligations of the Corporation under the Agreements, and has a Certificate of Incorporation containing provisions identical to the provisions of set forth in the Corporation's Article Third, this Article Fourth, Article Fifth, Article Thirteenth and Article Fifteenth; and

                (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under any indebtedness of the Corporation and any agreements relating to such indebtedness.

         Notwithstanding any other provision of the Certificate of Incorporation, without the affirmative vote of 100% of the members of the Board of Directors of the Corporation, the Corporation shall not institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action.

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
                                ARTICLE FIFTH

        A. At all times the Board of Directors shall include at least two individuals who are Independent Directors. As used herein, an "Independent Director" shall be an individual who: (i) is not and has not been employed by NFC or any of its subsidiaries or affiliates as director, officer or employee within the five years immediately prior to such individual's appointment as an Independent Director; (ii) is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to NFC or any of its subsidiaries and affiliates; (iii) is not affiliated with a significant customer or supplier of NFC or any of its subsidiaries or affiliates; (iv) is not affiliated with a company of which NFC or any of its subsidiaries and affiliates is a significant customer or supplier; (v) does not have significant personal services contract(s) with NFC or any of its subsidiaries or affiliates; (vi) is not affiliated with a tax-exempt entity that receives significant contributions from NFC or any of its subsidiaries or affiliates;
(vii) is not the beneficial owner at the time of such individuals' appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of shares of any classes of common stock of Navistar International Corporation the value of which constitutes more than 5% of such individual's net worth; and (viii) is not a spouse, parent, sibling or child of any person described by (i) through (vii); provided, that an individual shall not fail to be an "Independent Director" by virtue of serving as a director of NFRRC, Trip, Navistar Financial Securities Corporation, a Delaware corporation, or any other subsidiary of NFC whose certificate of incorporation contains restrictive provisions similar in scope to those found herein.

        B. As used in this Certificate of Incorporation, the following terms shall have the meaning set forth in this section:

                (i) An "affiliate" of a person, or a person "affiliated with," a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

                (ii) The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by

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
contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

     (iii) The term "person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or together entity, as well as any syndicate or group deemed to be a person pursuant to
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on January 1, 1994.

     (iv) A "subsidiary" of NFC shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries, by NFC.

     (v) A person shall be deemed to be, or to be affiliated with, a company or firm that is a "significant advisor or consultant to NFC or any of its subsidiaries or affiliates" if he, she, or it, as the case may be, received or would receive fees or similar compensation from NFC or any of its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues which NFC and its subsidiaries received for the sale of their products and services during the last fiscal year of NFC; (B) 5% of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the person is a company or firm; provided, however, that director's fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.

     (vi) A "significant customer of NFC or any of its subsidiaries or affiliates" shall mean a customer from which NFC and any of its subsidiaries or affiliates collectively in the last fiscal year of NFC received payments in consideration for the products and services of NFC and its subsidiaries or affiliates which are in excess of 3% of the consolidated gross revenues of NFC and its subsidiaries during such fiscal year.

     (vii) A "significant supplier of NFC or any of its subsidiaries or affiliates" shall mean a supplier to which NFC and any of its subsidiaries or affiliates collectively in the last fiscal year of NFC made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of NFC and its subsidiaries during such fiscal year.

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
     (viii) NFC or any of its subsidiaries and affiliates shall be deemed a "significant customer" of a company if NFC and any of its subsidiaries and affiliates collectively were the direct source during such company's last fiscal year of in excess of 5% of the gross revenue which such company received for the sale of its products and services during such fiscal year.

     (ix) NFC or any of its subsidiaries and affiliates shall be deemed a "significant supplier" of a company if NFC and any of its subsidiaries and affiliates collectively received in such company's last fiscal year payments from such company in excess of 5% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

     (x) A person shall be deemed to have "significant personal services contract(s) with NFC or any of its subsidiaries or affiliates" if the fees and other compensation received by the person pursuant to personal services contract(s) with NFC and any of its subsidiaries or affiliates exceeded or would exceed 5% of his or her gross revenues during the last calendar year.

     (xi) A tax-exempt entity shall be deemed to receive "significant contributions from NFC or any of its subsidiaries or affiliates" if such tax-exempt entity received during its contributions from NFC or its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues of NFC and its subsidiaries during such fiscal year and (B) 5% of the contributions received by the tax-exempt entity during such fiscal year.


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
                              ARTICLE THIRTEENTH

        Neither the Corporation's funds nor any other assets of the Corporation are to be commingled with those of any other person except as permitted by the Agreements.

        The Corporation will maintain separate corporate records, books of account and bank accounts from those of any other person.

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
                              ARTICLE FIFTEENTH


        From and after the time that the Corporation first originates, purchases or otherwise acquires any Receivables and Related Assets, the Corporation shall not amend, alter, change or repeal Articles Third, Fourth, Fifth, Thirteenth or this Article Fifteenth of this Certificate of Incorporation without receiving prior written confirmation from each nationally recognized rating agency that has been requested by the Corporation or any of its affiliates to rate any then outstanding class or series of Rated Instruments and that is then rating such Rated Instruments that such action shall not result in a downgrade or withdrawal of the then current rating of the Rated Instruments. Subject to the foregoing limitation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                          *     *     *     *     *

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